SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by Registrant:	☒

Filed by a Party other than the Registrant:	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to § 240.14a-11(c) or § 240.14a-12

United Western Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

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EXECUTIVE COMPENSATION - SUMMARY COMPENSATION TABLE	30
GRANT OF PLAN-BASED AWARDS	31
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	32
OPTION EXERCISES AND STOCK VESTED	33
PENSION BENEFITS	33
NON-QUALIFIED DEFERRED COMPENSATION	33
DISCLOSURE REGARDING TERMINATION AND CHANGE IN CONTROL PROVISIONS	34
Potential Payments upon Termination or Change in Control	34
DIRECTOR COMPENSATION	36
Cash Compensation Paid to Board Members	36
Stock Option Program	36
COMPENSATION COMMITTEE REPORT	38
Compensation Committee Interlocks and Insider Participation	39
Certain Relationships and Related Transactions	39
Section 16(a) Beneficial Ownership Reporting Compliance	39
PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)	40
PROPOSAL TO APPROVE THE 2007 EQUITY INCENTIVE PLAN (PROPOSAL 3)	41
General Information	41
Non-Employee Director Participation	44
Discussion of Federal Income Tax Consequences	45
Change of Control	46
SHAREHOLDER PROPOSAL (PROPOSAL 4)	46
OTHER BUSINESS	49
DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS	50
APPENDIX I	A-1
EXHIBIT A 2007 EQUITY INCENTIVE PLAN

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UNITED WESTERN BANCORP, INC.
700 17th Street, Suite 2100
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2007

TO THE SHAREHOLDERS OF UNITED WESTERN BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of United Western Bancorp, Inc., a Colorado corporation (the “Company”), will be held at The Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202 on the 17th day of May, 2007 at 10:00 a.m. (local time) for the following purposes:

1.	To elect three (3) directors to serve until the 2010 Annual Meeting, or until their respective successors are duly elected and qualified;

2.	To ratify the appointment by the Audit Committee of the Board of Directors of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the 2007 calendar year;

3.	To consider and act upon a proposal to approve the Company’s proposed 2007 Equity Incentive Plan.

4.	To consider a shareholder proposal that may be presented at the meeting; and

5.	To transact any and all other business as may properly be brought before the meeting or any adjournment(s) thereof.

The Board of Directors has fixed the close of business on March 16, 2007 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The stock transfer books will not be closed. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten (10) days prior to the Annual Meeting.

You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for under the heading “Solicitation and Revocability of Proxies” on the initial page of the enclosed proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Theodore J. Abariotes, Secretary

Denver, Colorado
March 16, 2007

UNITED WESTERN BANCORP, INC.
700 17th Street, Suite 2100
Denver, Colorado 80202

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 17, 2007

SOLICITATION AND REVOCABILITY OF PROXIES

The accompanying proxy is solicited by the Board of Directors on behalf of United Western Bancorp, Inc., a Colorado corporation (the “Company”), to be voted at the 2007 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on May 17, 2007, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”) and at any adjournment(s) or postponement(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted for the election of the director nominees named herein pursuant to Proposal 1, in favor of Proposals 2 and 3, against Proposal 4, and the persons named in the proxy will use their discretion with respect to any matters referred to in Proposal 5.

The executive offices of the Company are located at, and the mailing address of the Company is, 700 17th Street, Suite 2100, Denver, Colorado 80202.

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

This proxy statement (the “Proxy Statement”) and accompanying form of proxy are being mailed on or about April 12, 2007. The Company’s Annual Report to Shareholders for 2006 is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

Any shareholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the Annual Meeting, by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to Theodore J. Abariotes, Secretary, United Western Bancorp, Inc., 700 17th Street, Suite 2100, Denver, Colorado 80202. No such revocation shall be effective, however, unless such notice of revocation has been received by the Company at or prior to the Annual Meeting.

In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies by telephone, telegraph or through personal contact. Such officers and employees will not be additionally compensated for any such solicitations but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will, in connection with shares of voting Common Stock, par value $0.0001 per share (the “Common Stock”), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

The cost of preparing, printing, assembling and mailing the Annual Report, the Notice, this Proxy Statement and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of the Common Stock, and other costs of solicitation, will be borne by the Company.

QUORUM AND VOTING

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 16, 2007 (the “Record Date”). On the Record Date, there were 7,256,573 shares of Common Stock issued and outstanding.

  Each holder of Common Stock shall be entitled to one vote for each share of Common Stock on all matters to be acted upon at the meeting. Neither the Company’s Amended and Restated Articles of Incorporation, as amended, nor its Bylaws, as amended, allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the Annual Meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting is required for the election of directors pursuant to Proposal 1. The affirmative vote of the holders of a majority of the shares of Common Stock voting at the meeting is required to approve the other matters to be acted on at the Annual Meeting.

An automated system administered by the Company’s transfer agent tabulates the votes. Abstentions will be included in vote totals and, as such, will have no effect on Proposal 1 other than reducing the number of votes a candidate receives; abstentions, however, will have the same effect as a vote against the matter with regard to Proposals 2, 3, and 4. Broker non-votes (i.e. the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter), if any, will not be included in vote totals and, as such, will have no effect on any proposal.

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock by: (i) each person known by the Company to own beneficially five percent or more of the outstanding Common Stock; (ii) each of the Company’s directors and each of the Company’s executive officers named in the Summary Compensation Table; and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, the information in the table is given as of the Record Date and the address of each person listed in the following table is 700 17th Street, Suite 2100, Denver, Colorado 80202.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent Of Class (2)
Guy A. Gibson	1,297,531		17.88%
Scot T. Wetzel	15,043	(3)	*
William D. Snider	10,976	(4)	*
Michael J. McCloskey	14,547	(5)	*
Theodore J. Abariotes	0		N/A
Benjamin C. Hirsh	3,310	(6)	*
Robert T. Slezak	1,800	(7)	*
Lester Ravitz	500		*
James H. Bullock	1,289		*
Jeffrey R. Leeds	10,000		*
All directors and officers as a group (10 persons)	1,354,996		18.67%

Wasatch Advisors, Inc. 150 Social Hall Avenue Salt Lake City, UT 84111	781,274	(8)	10.77%

SuNOVA Holding, LLC/SuNOVA Capital, L.P. 780 3rd Avenue, 5th Floor New York, NY 10017	500,000	(9)	6.89%

Diaco Investments LP 1271 Avenue of the Americas New York, NY 10029	570,000	(10)	7.54%

Magnetar Capital Master Fund, Ltd. 1603 Orrington Avenue, 13th Floor Evanston, IL 60201	698,790	(11)	9.63%

Jonathan Starr/Flagg Street Capital, LLC 44 Brattle Street Cambridge, MA 02138	724,922	(12)	9.99%

FrontPoint Partners LLC 1585 Broadway New York, NY 10036	446,005	(13)	6.15%

* Indicates ownership of less than 1% of the Company’s Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2)	Percentages are based on 7,256,573 shares of Common Stock issued and outstanding on the Record Date.

(3)
Consists of 2,680 shares owned directly, 9,163 shares in an IRA account, 1,500 shares owned jointly with Mr. Wetzel’s spouse, and 3,300 shares owned by Mr. Wetzel’s children under the Uniform Gift to Minors Act.

(4)	Includes 450 shares in an IRA account.

(5)	Consists of 7,052 shares owned jointly with Mr. McCloskey’s spouse and 7,495 in two separate IRA accounts.

(6)	Consists of 2,310 shares owned through the Company’s Employee Stock Purchase Plan, 500 shares owned jointly with Mr. Hirsh’s spouse, and 500 shares in an IRA account.

(7)	The shares are owned by the Robert T. Slezak Trust, Robert T. and Jane G. Slezak co-trustees.

(8)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 15, 2007.

(9)
Based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007. The Schedule 13G discloses that SuNOVA Partners, LP has shared voting and dispositive power with respect to 169,059 shares it beneficially owns, SuNOVA Holdings, LLC has shared voting and dispositive power with respect to 169,059 shares it beneficially owns, SuNOVA Capital, LP has shared voting and dispositive power with respect to 330,941 shares it beneficially owns, SuNOVA LLC has shared voting and dispositive power with respect to 330,941 shares it beneficially owns, Matthew Byrnes has shared voting and dispositive power with respect to 500,000 shares he beneficially owns, and Felice Gelman has shared voting and dispositive power with respect to 500,000 shares she beneficially owns.

(10)	Based on the subscription agreement from the Company’s 2005 private placement.

(11)
Based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007. The Schedule 13G discloses that Magnetar Financial, LLC has sole voting and dispositive power with respect to 477,320 shares it beneficially owns, Magnetar Capital Partners LP has shared voting and dispositive power with respect to 698,790 shares it beneficially owns, Supernova Management LLC has shared voting and dispositive power with respect to 698,790 shares it beneficially owns, and Alec N. Litowitz has shared voting and dispositive power with respect to 698,790 shares he beneficially owns.

(12)
Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2007. This Schedule 13G/A discloses that Jonathan Starr and Flagg Street Capital LLC have sole voting and dispositive power with respect to 724,922 shares they beneficially own, Flagg Street Partners LP has sole voting and dispositive power with respect to 65,373 shares it beneficially owns, Flagg Street Partners Qualified LP has sole voting and dispositive power with respect to 181,387 shares it beneficially owns, and Flagg Street Offshore LP has sole voting and dispositive powers with respect to 478,162 shares it beneficially owns.

(13)
Based on Schedule 13G filed with the Securities and Exchange Commission on February 15, 2007. This Schedule 13G discloses that FrontPoint Partners LLP, a wholly owned subsidiary of Morgan Stanley, has sole voting and dispositive power with respect to 446,005 shares it beneficially owns.

* * * * * * * * * *

ELECTION OF DIRECTORS

(Proposal 1)

General

United Western Bancorp, Inc. (“United Western Bancorp” or the “Company”) is a unitary thrift holding company that operates principally through the following operating subsidiaries: United Western Bank (“United Western Bank”), Sterling Trust Company (“Sterling”), First Matrix Investment Services Corp. (“First Matrix”) and Matrix Financial Services Corporation (“Matrix Financial”).

The Bylaws of the Company, as amended, provide that the number of directors that shall constitute the whole board shall be as fixed from time to time by the Board of Directors. By resolution of the Board of Directors, the number of directors comprising the Board of Directors has been set at seven.

The Board of Directors is divided into three classes. Directors for each class are elected at the annual meeting held in the year in which the term for such class expires and serve thereafter for three years or until their successors are elected and qualified. Subject to any applicable employment agreement provisions, all officers are appointed by, and serve at the discretion of, the Board of Directors of the Company.

Nominees and Continuing Directors

Three directors will be elected at the Annual Meeting of Shareholders to serve for a three year term expiring at the Annual Meeting of Shareholders expected to be held in May 2010. Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in the proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the office of director of the Company, to hold office for the respective terms or until their respective successors shall have been duly elected and shall have qualified. The Board of Directors does not contemplate that any of the nominees for director will refuse or be unable to accept election as a director of the Company or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

Information regarding each nominee and the continuing director of the Company is set forth in the table and text below:

Name	Age	Present Office(s) Held at United Western Bancorp, Inc.	Director’s Term Expires (4)
Nominees:
Jeffrey R. Leeds (1)(2)(3)	61	Director	2007

Scot T. Wetzel	38	President and Chief Executive Officer	2007

William D. Snider	65	Chief Financial Officer	2007

Continuing Directors:
Guy A. Gibson	42	Chairman of the Board of Directors	2008

James H. Bullock (1)(2)(3)	70	Director	2008

Lester Ravitz (1)(2)(3)	69	Director	2009

Robert T. Slezak (1)(2)(3)	49	Director	2009

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nomination and Governance Committee.

(4)
At the 2006 Annual Meeting of Shareholders, Mr. Wetzel was elected to serve only until the 2007 Annual Meeting, as he was filling a vacancy created by the departure of a director whose term was to expire in 2007. Mr. Leeds and Mr. Snider were appointed by the Board of Directors on August 10, 2006. When these new directors were appointed, the Board of Directors appointed them to serve only until the 2007 Annual Meeting so that they could stand for election for a new three year term.

Jeffrey R. Leeds, age 61, has served as a director of United Western Bancorp since August 2006. Mr. Leeds has an MBA from Columbia University, began his career as a staff economist at the First National Bank of Chicago and later spent a year at the Chicago Board Options Exchange. In 1981 he joined Chemical Banking Corporation, where he assumed a number of responsibilities, notably as a managing director in charge of asset and liability management. In 1995 he joined Greenpoint Financial Corp. as senior vice president and treasurer; in 1999 he was promoted to executive vice president, and until Greenpoint’s sale in 2004, he served as its chief financial officer and was recognized as a key contributor to the company’s financial success. Mr. Leeds serves on the board of NYSE-listed Brookdale Senior Living, Inc., where he is chairman of the audit committee.

Scot T. Wetzel, age 38, has served as the President and Chief Executive Officer of United Western Bancorp since December 2005. Mr. Wetzel also serves as Chairman of the Board of Directors, President and Chief Executive Officer of the Company’s subsidiary, United Western Bank. From November 2000 through August 2005, Mr. Wetzel served as President of the Colorado division of Compass Bancshares, Inc. Prior to Compass Bancshares, from 1991 to 2000, Mr. Wetzel was employed by KeyBank, most recently as Senior Vice President and Sales Leader of Corporate Banking in Colorado.

William D. Snider, age 65, has served as Vice Chairman of the Board since August 2006, and has served as the Company's Head of Finance and Risk Management since January 2006 and as Chief Financial Officer since April 2006. From 2001 to present, Mr. Snider has served as a director of Native American Bank, N.A. and, in 2005, served as the interim chief executive officer for Native American Bank. Mr. Snider has served as the chief financial officer at CoBank and TransOhio Bank and from 1986 to 1990 served as group head treasury at Continental Bank Corporation. From 1992 to 1997 he served as executive vice president of finance, administration and operations and chief financial officer at CoBank, a $22 billion banking organization headquartered in Denver, Colorado that is part of the U.S. Farm Credit System. Mr. Snider received a B.S. in Engineering from the University of Illinois and an M.B.A. from the University of Illinois and completed work beyond the M.B.A. at Northwestern University. He has also completed the Advanced Management Program in Finance from Stanford University, is a member of Financial Executives International, the CFA Institute and the Colorado CFA Society and holds the Chartered Financial Analyst designation.

Guy A. Gibson, age 42, has served as the Chairman of the Board of Directors of United Western Bancorp since December 2005. Mr. Gibson is the founder and has served as Chairman of G2 Holding Corp. since 2002. G2 Holding Corp. owned and controlled Legent Clearing LLC, a securities clearing firm, until its sale in February 2005. Mr. Gibson founded the predecessor of United Western Bancorp in 1989 and served as the Company’s President and Chief Executive Officer from 1992 through June 2002. Mr. Gibson received a B.S. in Finance from Bowling Green State University.

James H. Bullock, age 70, has served as a director of United Western Bancorp since June 2003. Dr. Bullock has served on the Audit Committee, Compensation Committee and the Nomination and Governance Committee since June 2003. Dr. Bullock has served as a director of United Western Bank for more than six years and chairs the Audit Committee. Dr. Bullock, Professor and Department Head Emeritus, New Mexico State University, taught graduate and undergraduate financial and managerial accounting courses for three different universities over a span of 27 years. He was Professor and Academic Department Head, Accounting and Business Computer Systems, New Mexico State University from 1980 until his retirement from academia in 1996. He is a member of the American Institute of Certified Public Accountants, the Institute of Management Accountants, and the American Accounting Association.

Lester Ravitz, age 69, has served as a director of United Western Bancorp since June 2001. Mr. Ravitz has served on the Audit Committee and the Compensation Committee of United Western Bancorp since June 2001, as well as serving on the Nomination and Governance Committee since its formation in December 2002. He currently is an independent consultant and previously served, from 1997 to 2000, as Chief Operations Officer for First Clearing Corporation and as Chief Operating Officer from 1994 to 1997 for First Union Brokerage Services. First Clearing Corporation provides brokerage clearing services and is a subsidiary of Wachovia Corporation, formerly known as First Union Corporation (NYSE: WB).

Robert T. Slezak, age 49, has served as a director of United Western Bancorp since June 2001. Mr. Slezak has served on the Audit Committee and the Compensation Committee of United Western Bancorp since June 2001, as well as serving on the Nomination and Governance Committee since its formation December 2002. He currently is an independent management consultant. He held the position of Chief Financial Officer for TD Ameritrade Holding Corporation, a provider of securities brokerage services, from October 1989 to November 1999. Mr. Slezak serves as a member of the board of directors of the following two public companies: TD Ameritrade Holding Corporation (Nasdaq:AMTD) and Web.com, Inc. (Nasdaq:WWWW).

Executive Officers

The following sets forth the name, age, current position with the Company and the principal occupation during the last five years of the executive officers of the Company. Information with respect to Messrs. Gibson, Wetzel and Snider is set forth above under the caption “Nominees and Continuing Directors.”

Michael J. McCloskey, age 55, has served as the Chief Operating Officer of United Western Bancorp with responsibility for all of the Company’s non-bank subsidiaries since December 2005. Mr. McCloskey served as Executive Vice President of G2 Holding Corp. from 2003 until December 2005. Prior to joining G2 Holding Corp., Mr. McCloskey founded and served as Managing Member to Triumph Capital Partners, LLC, a boutique merchant bank, from January 2001 to January 2003. Mr. McCloskey has over 25 years of experience in investment banking, corporate operations, fund management, legal matters and other activities. Mr. McCloskey served as an officer and department head of both E.F. Hutton & Company Inc. and Paine Webber Inc. from 1983 to 1993. Mr. McCloskey is a Managing Director of Milestone Merchant Partners, LLC, which is an affiliate of Milestone Advisors, LLC. Mr. McCloskey is also a director of Martin Ray Winery, a California wine producer and distributor.

Theodore J. Abariotes, age 44, has served as the General Counsel, Senior Vice President and Secretary of United Western Bancorp since March 2006. From 2001 to July 2005, Mr. Abariotes served as Assistant General Counsel for United Western Bancorp. From July 2005 until February 2006, Mr. Abariotes served as General Counsel and Senior Vice President of Specialized Loan Servicing LLC, a mortgage loan servicing company. Mr. Abariotes is a member of the Colorado bar and the Illinois bar.

Benjamin C. Hirsh, age 50, has served as Chief Accounting Officer of United Western Bancorp since April 2006. Mr. Hirsh joined United Western Bancorp in November 2000 as director of internal audit and in October 2001 was promoted to Chief Financial Officer of United Western Bank, a position he held until his appointment to Chief Accounting Officer. He also serves as a director of United Western Bank, and holds the position of President and Financial and Operations Principal of First Matrix.

Board Structure and Committee Composition

General. The Board of Directors consists of a majority of independent directors as such term is defined in the Marketplace Rules of the Nasdaq Stock Market. The Board of Directors has determined that Mr. Leeds, Mr. Slezak, Mr. Ravitz and Dr. Bullock are independent. The Board of Directors held six regular meetings and six special meetings and took action by unanimous written consent seven times during 2006. During 2006, each director attended 100% of the meetings of the Board of Directors and committees on which he served. The Board of Directors does not have a formal policy with regard to director attendance at the Company’s annual meeting. At the 2006 annual meeting, four (4) of the directors were present, including two independent directors.

The Board of Directors currently has three standing committees: the Compensation Committee, the Nomination and Governance Committee and the Audit Committee. The Compensation Committee, the Audit Committee and the Nomination and Governance Committee are each comprised of Mr. Ravitz, Mr. Slezak, Dr. Bullock and Mr. Leeds, each of whom is considered independent as such term is defined in the Nasdaq Marketplace Rules.

Compensation Committee. The Compensation Committee is responsible for reviewing and approving the Company’s executive compensation policies for senior officers and administering the 1996 Amended and Restated Employee Stock Option Plan, the Employee Stock Purchase Plan and the 2006 Employee Stock Option Plan. The Compensation Committee held seven meetings during 2006. The Compensation Committee has adopted a written charter, which is available on the Company’s website, www.uwbancorp.com.

Nomination and Governance Committee and Shareholder Nomination of Directors. The Nomination and Governance Committee is responsible for identifying individuals qualified to become board members and recommending to the Board of Directors the director nominees for the next annual meeting of shareholders. The Nomination and Governance Committee also identifies best practices and is responsible for recommending to the Board of Directors corporate governance guidelines and reviewing the charters adopted by the committees of the board. A copy of the Nomination and Governance Committee charter may be found on the Company’s website, www.uwbancorp.com. The Nomination and Governance Committee held seven meetings in 2006.

To be considered for membership on the Board of Directors, a candidate must meet the following criteria, which have been developed by the Nomination and Governance Committee and approved by the Board of Directors:

•	Directors should possess personal and professional ethics, integrity and values;

•	Each director must be committed to promoting long-term shareholder value;

•
Each director should have significant and relevant expertise in at least one of the Company’s established business lines, or other significant and relevant business expertise that the board believes will allow the candidate to effectively promote long-term shareholder value;

•	Each director should have the ability to exercise sound business judgment;

•	Each director should be able to read and understand basic financial statements (balance sheet, income statement and statement of cash flows); and

•	Directors should be willing to devote sufficient time to carrying out his or her duties and responsibilities to the Company effectively.

Additionally, in the fulfillment of their responsibilities to identify and recommend to the Board of Directors individuals qualified to become board members, the members of the Nomination and Governance Committee will take into account all factors they consider appropriate, which may include experience, accomplishments, education, understanding of the business and the industries in which the Company operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the members of the Nomination and Governance Committee will first consider current board members because it has previously been determined that they meet the criteria listed above and they possess an in-depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to the Company.

The Nomination and Governance Committee will consider shareholder recommendations for candidates to serve on the Board of Directors. In order to provide the Nomination and Governance Committee sufficient time to evaluate candidates prior to submission to the shareholders for vote at a meeting, shareholders desiring to nominate persons for director should follow the instructions set forth in the Company’s Amended and Restated Articles of Incorporation, as amended. This includes, with respect to an election to be held at the Company’s annual meeting of shareholders in 2008, delivering or mailing written notice of a shareholder’s intention to make a nomination to the Secretary of the Company at its principal executive office not later than February 17, 2008. If directors are to be elected at a special meeting of shareholders, written notice of intention shall be delivered or mailed to the Secretary of the Company at its principal executive office not later than the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. In either case, the notice shall contain: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) pursuant to which the nomination(s) are to be made by the shareholder; (iv) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected.

Audit Committee. The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm, reviewing the audit plan, the adequacy of internal controls, the audit report and management letter and performing such other duties as the Board of Directors may from time to time prescribe. The Board of Directors has reviewed the education, experience and other qualifications of each of the members of the Audit Committee. The Board of Directors has determined that the Company satisfies the requirement of Securities and Exchange Commission regulations to have at least one audit committee financial expert as described by those regulations. Mr. Slezak, as well as Dr. Bullock and Mr. Leeds, all of whom the Board of Directors has determined are independent under applicable Securities and Exchange Commission regulations, have been determined to be audit committee financial experts. A copy of the Audit Committee charter may be found on the Company’s website, www.uwbancorp.com. The Audit Committee held ten meetings during 2006.

Shareholder Communication with the Board of Directors. The Board of Directors has adopted a process for shareholders to communicate with members of the Board of Directors by mail. The communication may be addressed to an individual member of the board, to the full board, or to a particular committee of the board, at the following address: c/o Corporate Secretary, United Western Bancorp, Inc., 700 17th Street, Suite 2100, Denver, Colorado 80202. Any such communication may also be sent via e-mail in care of the Corporate Secretary at his e-mail address: TAbariotes@uwbank.com. This information is also available on the Company’s website at www.uwbancorp.com.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Business Conduct and Ethics may be found on the Company’s website at www.uwbancorp.com.

The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics that apply to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions on its website at www.uwbancorp.com.

Audit Committee Report

To the Board of Directors of United Western Bancorp, Inc.:

The Audit Committee currently consists of four directors, all of whom are considered independent under the Marketplace Rules of the Nasdaq Stock Market. We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended  December 31, 2006. We have discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61, Communications with the Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have also reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independent Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the independent registered public accounting firm their independence.

The Company paid McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm for fiscal years 2006 and 2005, the following amounts for fiscal years 2006 and 2005:

	2006	2005
Audit Fees	$448,500	$320,000
Audit Related Fees(1)	104,500	136,000
Total Audit and Related Fees	553,000	456,000
Tax Fees(2)	58,500	38,000
All Other Fees	0	0
Total Fees	$611,500	$494,000

(1)
Audit related fees consisted principally of fees for audits of financial statements of the employee benefit plan and other compliance related procedures, and for 2005, fees associated with agreed upon procedures in connection with the Company’s private placement of Common Stock.

(2)	Tax fees consisted of fees for tax compliance and tax consulting services.

The Audit Committee has pre-approved audit related and non-audit services not prohibited by law to be performed by the Company’s independent registered public accounting firm and associated fees up to a maximum for any one non-audit service based on agreed upon hourly rates. The term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve a service not included in the general pre-approval and any proposed services exceeding pre-approved cost levels or budgeted amounts, provided that the Chair shall report any decisions to pre-approve such audit related or non-audit services and fees to the full Audit Committee at its next regular meeting.

Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Effective March 12, 2004, the Board of Directors approved an Amended and Restated Audit Committee Charter pursuant to the requirements of the Securities and Exchange Commission and the Marketplace Rules of the Nasdaq Stock Market, which was revised on September 7, 2006. The Amended and Restated Audit Committee Charter replaced the previous Audit Committee Charter that had been in place since May 2000. The Amended and Restated Audit Committee Charter is available on the Company’s website, at www.uwbancorp.com.

The foregoing report is furnished by the Audit Committee and will not be incorporated into any other filing with the SEC that might incorporate this proxy statement unless the Company specifically incorporates this report.

AUDIT COMMITTEE Robert T. Slezak-Chairman Lester Ravitz James H. Bullock Jeffrey R. Leeds

COMPENSATION DISCUSSION & ANALYSIS

This is a report of the Company and our senior management team, namely, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer (the “Senior Officers”). It is not the report of the Compensation Committee. In this "Compensation Discussion and Analysis" section, the terms "we," "our," "us," refer to the Company and, when the context requires, to the Senior Officers.

Oversight of Executive Compensation Program

The Compensation Committee of our Board of Directors (the “Compensation Committee”) oversees our compensation programs. Our compensation programs include programs designed specifically for our executive officers, including the Chairman of the Board, Chief Executive Officer (“CEO”) and other executive officers named in the Summary Compensation Table (the “Senior Executives,” “Named Executive Officers” or “NEOs”).

The Board of Directors established the Compensation Committee to, among other things, review and approve the compensation levels of Senior Executives, evaluate the performance of Senior Executives and consider senior management succession issues and related matters for the Company. The objectives and the goals of the Company's compensation program are to attract, employ, retain and reward executives capable of leading the Company in achieving its business objectives by rewarding past performance of the Senior Executives and seeking to align their long-term interests with those of our investors.

In accordance with the Marketplace Rules of the Nasdaq Stock Market, the Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. No Compensation Committee member participates in any of the Company’s employee compensation programs. Each year the Nomination and Governance Committee reviews all direct and indirect relationships that each director has with the Company and the Board of Directors subsequently reviews its findings. The Board of Directors has determined that none of the Compensation Committee members have any material business relationships with the Company.

The Compensation Committee has in the past taken the following actions to link Senior Executive pay and performance:

•	engaged an independent compensation consultant to advise on executive compensation issues;

•	realigned compensation structures based on a more clearly defined competitive pay strategy; and

•	reviewed and approved an industry specific Peer Group (as defined below) for more precise performance comparisons.

The responsibilities of the Compensation Committee are stated in its charter, which is available on the Company’s website at www.uwbancorp.com.

Objectives of United Western Bancorp, Inc.’s Compensation Programs

We compensate Senior Executives through a mix of base salary, bonus and equity compensation designed to be competitive with comparable employers and to align management’s incentives with the long-term interests of our shareholders. Our compensation setting process consists of the Senior Officers, working together with the Compensation Committee, to establish targeted total compensation for each Senior Executive and then allocating that compensation among base salary and incentive compensation, including stock options as an equity incentive. As this Proxy Statement indicates, we are asking shareholders to approve a new plan, the 2007 Equity Incentive Plan, that would permit additional forms of incentive compensation to be awarded to Senior Executives and to employees, directors and other persons providing services to the Company.

Our process begins with establishing individual and corporate performance objectives for Senior Executives for the year. Together with the Compensation Committee, we engage in a dialogue with the CEO concerning strategic objectives and performance targets. We review the appropriateness of the financial measures used in the incentive plan and the degree of difficulty in achieving specific performance targets.

We do not believe that it is appropriate to establish compensation levels primarily based on benchmarking. We do believe, however, that information regarding pay practices at other companies is useful in at least two respects. First, we recognize that our compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that the Senior Officers and the Compensation Committee consider in assessing the reasonableness of compensation.

The Senior Officers’ recommendations to the Compensation Committee for Senior Executive compensation, and the Compensation Committee’s review of those recommendations, are based primarily upon an assessment of each Senior Executive’s leadership, performance and potential to enhance long-term shareholder value. We rely upon our judgment about each individual—and not on rigid formulas or short-term changes in business performance—in determining the amount and mix of compensation elements and whether each particular payment or award provides an appropriate incentive and reward for performance that sustains and enhances long-term shareholder value. Key factors affecting our judgment include: (i) performance compared to the financial, operational and strategic goals established for the Senior Executive at the beginning of the year; (ii) nature, scope and level of responsibilities; (iii) contribution to the Company’s financial results, particularly with respect to key metrics such as cash flow, revenue, earnings and return on total capital; (iv) effectiveness in leading our initiatives to increase customer value and productivity; (v) contribution to the Company’s commitment to corporate responsibility, including success in creating a culture of unyielding integrity and compliance with applicable laws and our ethics policies; (vi) and commitment to community leadership and diversity.

We also consider each Senior Executive’s current salary and the appropriate balance between incentives for long-term and short-term performance. In addition, we review a tally sheet setting forth the total compensation potentially payable to, and the benefits accruing to, the Senior Executive, including current value of outstanding equity-based grants.

As previously mentioned, we have historically used three categories of eligible compensation for the Senior Executives—salary, cash bonus and stock option grants. In that regard, during 2001, the Compensation Committee adopted an annual Executive Incentive Plan for its executive officers (the “2001 Incentive Compensation Plan”). The 2001 Incentive Compensation Plan provides for salary, cash bonus and equity award components. The Compensation Committee has generally set the salary component for each Senior Executive covered by the 2001 Incentive Compensation Plan at the beginning of each fiscal year, although for 2006, the Compensation Committee determined the salary component covered by the 2001 Incentive Compensation Plan for Senior Executive in December of 2005. The Compensation Committee also generally sets the performance criteria and target levels for Senior Executives with respect to potential cash bonuses under the 2001 Incentive Compensation Plan. In addition, pursuant to the 2001 Incentive Compensation Plan, the Compensation Committee has from time to time made grants of stock options to Senior Executives.

During the year 2005, the Board of Directors made a strategic decision to modify several key business objectives of the Company. Most notably, the Board of Directors determined to redirect its banking focus, by expanding the Company's community banking franchise in order to serve the needs of small to medium sized businesses and individuals in the Colorado Front Range market. As part of that decision, the Company undertook a series of strategic transactions that included: (a) a private placement of the Company's Common Stock; (b) replacement of senior management of the Company with a new management team with substantial experience in community banking in the Colorado Front Range market; and (c) an issuer tender offer for shares of the Company's Common Stock in order to provide liquidity to the shareholders of the Company, including, but not limited to, those former members of senior management who agreed to resign their positions in connection with the new business focus of the Company (the “Strategic Transactions”).

Upon completion of the private placement of the Company's Common Stock as part of the Strategic Transactions, the Board of Directors appointed new senior management of the Company, including the following new executive officers: Guy A. Gibson, Chairman of the Board of the Company, Scot T. Wetzel, President and Chief Executive Officer of the Company, Michael J. McCloskey, Chief Operating Officer of the Company and William D. Snider, Head of Finance and Risk Management of the Company, now the Chief Financial Officer of the Company. In the interest of an orderly transition, the Company entered into retention, separation and release agreements with David W. Kloos, the Company’s Chief Financial Officer and T. Allen McConnell, the Company’s General Counsel, which provided for, among other things, resignation from their positions with the Company as of June 30, 2006. Mr. Kloos resigned as the Chief Financial Officer on April 25, 2006 (though he remained a Company employee until June 30, 2006) and the Board of Directors appointed William D. Snider to be the new Chief Financial Officer. On March 10, 2006, the Board of Directors appointed Theodore J. Abariotes as Senior Vice President, Secretary and General Counsel and an executive officer of the Company, replacing Mr. McConnell, who remained an employee of the Company until June 30, 2006. On April 13, 2006, Benjamin C. Hirsh was appointed Chief Accounting Officer and an executive officer of the Company. Messrs. Gibson, Wetzel, McCloskey, Snider, Abariotes and Hirsh comprise the Senior Executives of the Company.

Compensation Consultant

The Compensation Committee met seven times in 2006 to discuss, analyze, approve and recommend to the Board certain compensation matters for the Senior Executives and the outside directors. In January 2006, the Company and the Compensation Committee engaged a third party compensation consultant, The Harlon Group (“Harlon”), to provide research, analysis and recommendations to the Compensation Committee regarding Senior Executives’ and outside directors’ compensation for 2006 and 2007. During 2006, Harlon attended two of the Compensation Committee meetings.

Harlon assisted the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors. Harlon also provided guidance on industry best practices. Harlon advised the Compensation Committee in: (i) determining base salaries and annual incentive compensation for Senior Executives for 2006 and 2007; (ii) setting individual performance goals and award levels for Senior Executives for long-term incentive compensation beginning in 2007 upon approval of a new 2007 Equity Incentive Program, and (iii) designing and determining individual equity grant levels for Senior Executives.

In addition to assisting the Compensation Committee, Harlon provided advice to the Compensation Committee and to the Nomination and Governance Committee with respect to reviewing and structuring our policy regarding fees paid to our non-management directors as well as other equity and non-equity compensation awarded to non-management directors, including designing and determining individual equity grant levels for these directors.

The Compensation Committee also engaged Harlon to provide its analysis and recommendations regarding a broader reconsideration of the 2001 Incentive Compensation Plan, and the adoption of a new incentive plan for 2007, including the possibility of utilizing new forms of long-term incentives, such as restricted stock grants and a deferred compensation plan. Our relationship with Harlon continues in 2007.

Equity Incentive Plan

On February 13, 2007, the Board of Directors adopted, subject to stockholder approval, the 2007 Equity Incentive Plan (“2007 Plan”). The 2007 Plan provides for the grant of future equity and cash based awards to officers, directors, employees, consultants and other persons providing services to the Company. While our existing equity based compensation plan, the 1996 Amended and Restated Stock Option Plan, only authorizes the grant of stock options, if the 2007 Plan is approved by shareholders, awards may consist of stock options, stock appreciation rights, restricted stock awards, performance units, supplemental cash payments or any combination thereof.

One purpose of the 2007 Plan is to further the growth in earnings and market appreciation of the Company by providing long-term incentives to officers, directors, employees and other persons providing services to the Company. The Company intends that the long-term incentives provided by the Plan will help the Company recruit, retain and motivate its officers, directors, employees, consultants and other persons who provide important services to the Company.

As of the date hereof, no awards have been made under the 2007 Plan although the Compensation Committee may make awards prior to shareholder approval of the 2007 Plan. Any such awards would be contingent upon shareholder approval being obtained. The approval of the 2007 Plan is the subject of Proposal 3 in this proxy statement.

Deferred Compensation Plan.

Harlon’s input was also considered when, on February 13, 2007, the Board of Directors adopted a deferred compensation plan that gives Senior Executives and other highly compensated employees the right to elect to defer taxation of a portion of their cash and non-cash compensation by participating in the United Western Bancorp Deferred Compensation Plan (the “DCP”). The DCP will provide participants with the opportunity to defer the receipt of all or a portion of their compensation, which includes salary, bonuses, commissions and other forms of extraordinary compensation, including grants of restricted stock or performance units under the Company’s 2007 Plan. The Company will operate the DCP in a manner it believes is consistent with Internal Revenue Service guidance regarding nonqualified deferred compensation plans.

We will credit each participant’s account with earnings each year on the deferred amounts. These earnings will represent the amounts that would have been earned had the deferred amounts been invested in one or more of the various investment options (as selected by the participant).

Under the DCP, only the payment of the compensation earned is deferred. There is no deferral of the expense in the Company’s financial statements related to the participant’s deferred compensation and investment earnings. Salary, bonuses, commissions and investment earnings on deferred balances will be charged to our income statement as an expense in the period in which the participant earned the compensation.

The Company will hold DCP assets in a separate trust segregated from its other assets. To the extent possible, the trust will invest in the same investment alternatives that the participants select for their DCP balances.

A participant’s benefit will be distributed to the participant or his or her beneficiary upon the later of a change in control of the Company, the termination of the DCP, the occurrence of an unforeseeable emergency, the termination of the participant’s employment or the participant’s death or disability. Upon distribution, a participant’s benefit will be paid in either a lump sum or monthly, quarterly or annual installments over a period not to exceed fifteen years, as elected by the Participant in accordance with the DCP.

Peer Group and Compensation Targets

With respect to incentive compensation to Senior Executives and total compensation of these Senior Executives, the Compensation Committee and management, with the assistance of Harlon, performed a comparison study of the current compensation of the Senior Executives at the Company with thirteen comparable financial institutions (the “Peer Group”). The Peer Group was used to provide a benchmark of executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to the Company and have businesses that compete with the Company for executive talent.

Below is a table showing the comparable financial institutions in the Peer Group. The Peer Group includes two direct bank competitors located in the same metropolitan area as the Company—Centennial Bank Holdings, Inc., and CoBiz Inc.—as well as four financial institutions—First State Bancorporation, Southwest Bancorp, Inc., Provident Financial Holdings, Inc. and Vineyard National Bancorp—which have asset sizes comparable to the Company’s. The remaining seven financial institutions—Cascade Bancorp., Cascade Financial Corp., Fidelity Bancshares, Inc., Franklin Bank Corp., PFF Bancorp, Inc., Texas United Bancshares Inc., and Trustco Bank Corp. NY—are financial institutions that are generally comparable to the Company and which generally recruit individuals to fill senior management positions who are similar in skills and background to those the Company recruits. Studies like this one cover in detail only those individuals for whom compensation information is disclosed publicly. As a result, these studies typically include only the five most highly compensated officers at each financial institution. Generally, this correlates to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel. The Compensation Committee and management looked more extensively at a number of other factors, particularly our estimate of the targeted total compensation of our most comparable local competitors, Centennial Bank Holdings, Inc. and CoBiz, Inc. In the case of our Chief Executive Officer, the Compensation Committee and management also considered (a) the performance of the Company during the one year period during which he has held his position, and (b) the anticipated level of difficulty of replacing our President and Chief Executive Officer with someone of comparable experience and skill.

Peer Group Table1

	Revenues ($)	Net Income ($)	Total Assets ($)	Mkt. Cap. FY End ($)	1 Yr Shareholder Return (%)[2]
Cascade Bancorp	72.8	22.4	1,269.7	396.6	15.43
Cascade Financial Corp	67.8	13.0	1,211.8	171.3	-3.83
Centennial Bank Holdings, Inc.	139.6	15.1	2,980.8	742.5	N/A
CoBiz Inc.	103.5	20.0	1,933.1	415.2	-9.26
Fidelity Bankshares Inc.[3]	206.6	32.1	4,082.6	830.4	15.54
First State Bancorporation	122.0	21.4	2,157.6	426.8	31.86
Franklin Bank Corp	197.2	26.3	4,471.3	424.7	-1.43
PFF Bancorp Inc.	259.5	52.1	4,340.8	825.7	24.38
Provident Financial Holdings Inc.	75.5	18.7	1,632.1	195.6	21.06
Southwest Bancorp Inc.	137.3	21.0	2,099.6	286.3	-17.45
Texas United Bancshares Inc.[4]	75.7	10.7	1,552.5	169.0	-6.43
Trustco Bank Corp NY	150.2	59.0	2,912.8	953.8	-5.51
Vineyard National Bancorp	110.9	18.9	1,713.6	287.0	-6.04
United Western Bancorp, Inc.[5]	128.2	1.6	2,079.4	142.1	50.36

[1]	All financial information in the table above is as of December 31, 2005.

[2]	Shareholder Return determined from December 31, 2004 to December 31, 2005.

[3]	Fidelity Bankshares’ shareholders approved its merger with National City Corp. As of the date of filing this proxy, the transaction has not closed.

[4]	As of February 1, 2007, Texas United Bancshares Inc. has merged with Prosperity Bancshares, Inc.

[5]	The Company is included in this schedule for comparison purposes.

In order to remain consistent from year to year, we plan to use the Peer Group as part of our annual marketplace study. On the other hand, because some of the specific financial institutions included in the Peer Group may change their size, relevance or other pertinent factors, the Peer Group could include new or different companies in the future.

The Compensation Committee reviews compensation data, such as the data collected from the Peer Group, prepared with the assistance of Harlon (the “Survey Data”) to ensure that our total Senior Executive compensation program is competitive. The Survey Data is a compilation of compensation and other data prepared by Harlon based upon its review of the Peer Group as well as other companies that participate in banking surveys.

For 2006, the Compensation Committee determined that the Senior Executives’ total compensation for the year 2006 would not exceed the 40th percentile of the median of total compensation for respective executive officers in the Peer Group. The reason for targeting total compensation is based upon various factors including, but not limited to, the short term of each Senior Executive’s tenure at the Company and beginning in 2006 the implementation of the Company’s re-directed banking strategies.

Overview of Compensation Philosophy and Program

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to the Senior Executives remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes executive compensation packages provided by the Company to its Senior Executives, should include both cash and stock-based compensation that reward performance as measured against established goals.

In order to recruit and retain the most qualified and competent individuals as Senior Executives, we strive to maintain a compensation program that is competitive in the labor market. The purpose of our compensation program is to reward exceptional organizational and individual performance.

The following compensation objectives are considered in setting the compensation programs for our Senior Executives:

•	drive and reward performance which supports the Company’s core values;

•	provide a significant percentage of total compensation that is “at-risk”, or variable, based on predetermined performance criteria;

•	encourage stock holdings to align the interests of Senior Executives with those of shareholders;

•	design competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced Senior Executives; and

•	set compensation and incentive levels that reflect competitive market practices.

Role of Senior Executives in Compensation Decisions

The Compensation Committee makes all final compensation decisions for Senior Executives, including equity awards. The Chairman, the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer (the “Senior Officers”) annually review the performance of each Senior Executive (other than the Chief Executive Officer and the Chairman, whose performance is initially reviewed by the Compensation Committee). The conclusions and recommendations resulting from the Senior Officers’ reviews, including proposed salary adjustments and annual award amounts, are then presented to the Compensation Committee for its consideration and approval. The Compensation Committee can exercise its discretion in modifying any of the Senior Officers’ recommendations.

Compensation Elements and Rationale for Pay Mix Decisions

To reward both short and long-term performance in the compensation program and in furtherance of our compensation objectives noted above, our Senior Executive compensation philosophy includes the following four principles:

(i) Compensation should be related to performance

We believe that a significant portion of a Senior Executive’s compensation should be tied not only to individual performance, but also to the performance of the Senior Executive’s business unit, division, department or function and to Company performance measured against both financial and non-financial goals and objectives. We also place emphasis on relative performance within the Peer Group as a means to ensure that we consistently deliver shareholder value. During periods when performance meets or exceeds the established objectives, Senior Executives should be paid at or more than expected levels, respectively. When our performance does not meet key objectives, incentive award payments, if any, should be less than such levels.

(ii) Incentive compensation should represent a large portion of a Senior Executive’s total compensation

We intend to minimize the amount of fixed compensation paid to Senior Executives in order to minimize costs when Company performance is not optimum. The larger portion of compensation should be paid in the form of short-term and long-term incentives, which are calculated and paid based primarily on financial measures of profitability and shareholder value creation. Senior Executives have the incentive of increasing Company profitability and shareholder return in order to earn the major portion of their compensation package.

(iii) Compensation levels should be competitive

The Compensation Committee reviews the Survey Data to ensure that the compensation program is competitive with that provided by other comparable firms, such as the Peer Group. We believe that a competitive compensation program enhances our ability to attract and retain Senior Executives.

(iv) Incentive compensation should balance short-term and long-term performance

The Compensation Committee seeks to achieve a balance between encouraging strong short-term annual results and ensuring our long-term viability and success. To reinforce the importance of balancing these perspectives, Senior Executives will be provided both short- and long-term incentives. We provide Senior Executives and many employees with the means to become shareholders of the Company or to share accretion in value with shareholders. These opportunities include stock option grants, the employee stock purchase plan and, if the 2007 Plan is approved by shareholders, restricted stock, stock appreciation rights and performance units.

Metrics Used in Compensation Programs

The Compensation Committee, working with the Senior Officers, adopted a general outline of performance-based metrics for defining Senior Executive incentive compensation. These metrics (the “Performance Metrics”) are defined, and their use in Senior Executive’s annual compensation is described, below:

Community Banking Strategy

Community Banking Strategy (“CBS”) relates to the successful implementation of the re-directed community banking strategy, which includes the following benchmarks: (a) the successful openings of branch offices (two additional bank branches have already been opened as of the date of this Proxy Statement); (b) the designation of the five regional bank Presidents for each of the five previously designated bank branches to be located in the Denver Front Range market (all five were selected in 2006); (c) the establishment of targets for community bank loan and deposit growth; and (d) the re-branding of the bank subsidiary name and the holding company name (which was changed in third quarter of 2006).

Institutional Bank Management

Institutional Bank Management is comprised of: (a) continued successful management of institutional risk for the bank subsidiary and the Company, which includes targets regarding asset quality and interest rate risk; (b) preparing and adhering to the objectives of the Company’s 2006 financial plan; and (c) identifying and recruiting strategic personnel to be hired, particularly in the credit divisions at the bank subsidiary.

Execution of Shareholder Strategies

The Execution of Shareholder Strategies metric refers to the successful completion of certain shareholder value strategies identified as part of the private placement of Common Stock in December 2005—all of which were accomplished in 2006—including: (i) the utilization or monetization of the Company's new market tax credits portfolio; (ii) the name change of the bank subsidiary and the holding company; (iii) a put of the Company's remaining interest in Matrix Asset Management, LLC; (iv) the sale of the Company's headquarters building; and (v) other strategic divestitures of non-core business operations.

Financial Metric

The Financial Metric comprises the Company’s adherence to its 2006 Financial Plan (the “Financial Plan”). The Financial Plan, devised by the Senior Officers and approved by the Board of Directors, contains initiatives in virtually all phases of the Company’s community banking and non-banking operations. The goal of the Financial Plan was to maximize shareholder value in 2006 by increasing earnings while reducing liquidity and interest rate risks through numerous initiatives in the areas of operating efficiency, asset and liability mix, and loan productivity. A significant feature of the Financial Plan related to changes in the asset and liability mix. Specifically, the Financial Plan envisioned the increase in community bank lending while decreasing its emphasis on single-family residential whole loans and residential mortgaged backed securities.

The Compensation Committee expects to weigh the four Performance-Metrics at varying levels, with the discretionary category to be 10% of the overall weighting. As the Company transforms its banking subsidiary into community banking, the Compensation Committee and senior management contemplate that more financial measures, including but not limited to, earnings per share and profit after tax measures, will be used in determining performance metrics for Senior Executives’ incentive compensation.

Compensation Benchmarking Relative to Market

Due to the timing of the Strategic Transactions, in March 2006, the Compensation Committee determined that, for the year 2006, the eligible forms of compensation for the 2006 Senior Executives would remain substantially the same as for the prior executive team—namely, base salary, cash bonus, and stock option grants. With respect to base salary and option grants to Senior Executives for the year 2006, the Compensation Committee based its determinations largely on arms-length negotiations with the Senior Executives in connection with their appointments to the Company.

In 2006, Harlon provided the Compensation Committee with the Survey Data to assist in the review and comparison of each element of compensation for the Senior Executives. With such information, the Compensation Committee reviewed and analyzed compensation for each Senior Executive and used the Survey Data from the Peer Group as a guide to determine base salary and incentive compensation of cash bonuses and stock option grants and other possible incentive compensation for 2007. The Compensation Committee targets different compensation levels for each element of compensation as described below.

Review of Senior Executive Performance

The Senior Officers and the Compensation Committee review each compensation element of a Senior Executive. In each case, we take into account the scope of responsibilities and experience, and balance them against competitive salary levels. The Compensation Committee has the opportunity to meet with the Senior Executives at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance.

In addition, each year, the CEO presents to the Compensation Committee his evaluation of each Senior Executive, which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. Following this presentation, input from some or all of the other Senior Officers, and a review of the Survey Data, the Compensation Committee makes its own assessments and determines the compensation for each Senior Executive.

Components of the Executive Compensation Program

We believe the total compensation and benefits program for the 2006 year for Senior Executives should consist of the following:

•	base salaries;
•	annual incentive plan;
•	long-term incentive compensation, through stock option grants; and
•	retirement, health and welfare benefits.

Base Salaries

Senior Executives’ base salaries are generally targeted at the 40th percentile of the Survey Data. Base salaries are determined by evaluating a Senior Executive’s level of responsibility and experience and the Company’s performance.

Adjustments to base salaries, if any, are driven primarily by individual performance and comparative data from the Survey Data. Individual performance is evaluated by reviewing the Senior Executive’s success in achieving business results, promoting our core values and keys to success and demonstrating leadership abilities. We also consider the Senior Executive’s success in achieving business results, including the implementation of our shareholder strategies regarding our focus on community banking, the promotion of our core values and keys to success and demonstrated leadership skills.

When considering the base salary of the Senior Executives for fiscal year 2007 (since 2006 salaries were based on arms length negotiations with the new management team in December 2005), we reviewed the compensation of comparable senior executives from the Survey Data. We also considered the Company’s continuing achievement of its short-term and long-term goals:

•	meet earnings per share and profit after tax goals;
•	grow and support the banking subsidiary’s community banking strategies;
•	successfully manage institutional risk;
•	communicate strategy and financial results effectively; and
•	develop human resource capability and reduce attrition.

Base Salary decisions for 2007 reflected our success in meeting these goals as well as the performance metrics of each Senior Executive.

Harlon assists us with the evaluation of the Survey Data, general economic conditions and marketplace compensation trends. The Compensation Committee may then adjust base salaries for Senior Executives when:

•	the current compensation demonstrates a significant deviation from the market data;

•	it wishes to recognize outstanding individual performance; and
•	it wishes to recognize an increase in responsibility.

Benchmarking and aligning base salaries is especially critical to a competitive compensation program. Other elements of compensation are affected by changes in base salary. Annual incentives are targeted and paid out as a percentage of base salary. The salaries paid to the CEO and the other Senior Executives during fiscal year 2006 are shown in the Summary Compensation Table below.

Annual Incentive Compensation

The annual incentive compensation awarded under the 2001 Incentive Compensation Plan provides Senior Executives with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, division, department or function and individual performance goals. The Compensation Committee designs the annual incentive component of our compensation program to align Senior Executives’ pay with our annual (short-term) performance. Incentive bonuses are generally paid in the first quarter of each year for the prior fiscal year’s performance.

The Compensation Committee approves a target incentive payout as a percentage of the base salary earned during the incentive period for each Senior Executive. These target percentages are based on competitive practices for each comparable position in the Survey Data. The incentive target percentage represents the Senior Executive’s annual bonus opportunity if the annual performance goals of the incentive plan are achieved.

The 2001 Incentive Compensation Plan established a set of financial and non-financial metrics for each Senior Executive. These metrics are selected to drive annual performance. For 2006, the Compensation Committee devised the Performance Metrics to replace the previous financial and non-financial metrics established in 2001. Each Performance Metric has a weight within the plan, and the sum of the weights is 100%. In 2006, financial metrics comprised 15% of the target incentive and non-financial metrics comprised 85% of the target incentive. The reason for the lower weighting of the financial metrics is based upon the fact that most of the Senior Executives have only been at the Company for just over a year or less, and the Compensation Committee and senior management elected to put more weighting on the non-financial metrics (Community Banking Strategies, Institutional Bank Management and Executive Shareholder Strategies) for the first year as the Company focuses on changing the bank subsidiary into a community banking franchise. Below is a Table on the 2006 Annual Incentive Plan Weightings for Senior Executives.

Incentive Factors and Weighting

	Execute Community Banking Strategy	Manage Risks of Institutional Bank	Execute Shareholder Value Strategies	Financial	Discretionary
Guy A. Gibson	40	25	10	15	10
Scot T. Wetzel	45	20	10	15	10
William D. Snider	40	25	10	15	10
Michael J. McCloskey	10	20	45	15	10
Theodore J. Abariotes	10	30	35	15	10
Benjamin C. Hirsh	10	30	35	15	10

Performance targets are established at levels that are achievable, but require better than expected planned performance from each Senior Executive. Each of the Senior Executives received an annual bonus based on their individual contributions to the 2006 performance.

The amount to be paid to each Senior Executive as annual incentive for 2006 is determined by analyzing each Senior Executive’s individual performance with the Performance Metrics as previously discussed. The Compensation Committee analyzes a Senior Executive’s performance for the year and then determines the incentive level based upon the analyses with target awards that are based upon a percentage of base salary. For the Chairman, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, these targets range from 0% of base salary to 65% of base salary (0%=no performance, 15%=Below Expectations, 45%=Met Expectations and 65%=Exceeded Expectations), however, the Compensation Committee target range can be increased up to 75% of base salary at the discretion of the Compensation Committee. For the General Counsel and the Chief Accounting Officer, these targets range from 0% of base salary to 33% of base salary (0%=no performance, 5%=Below Expectations, 15%=Met Expectations and 25% to 33%=Exceeded Expectations). The Compensation Committee sets minimum, target and maximum levels for each component of the Performance Metrics for the annual cash incentive compensation. Payments of annual incentive compensation are based upon the achievement of such objectives for the current year. The 2006 annual cash incentive payments awarded to the Senior Executives in January 2007 are shown on the Summary Compensation Table below.

Stock Options

The grant of stock options to Senior Executives, employees, directors and consultants has generally been made under the Company’s 1996 Amended and Restated Stock Option Plan (the “1996 Plan”). Typically, at the beginning of each year, we make annual grants of stock options to our Senior Executives and employees. Senior Executives and other employees may also receive stock options at or near the time of their hire and then annually. Outside Directors are typically granted stock options following the annual shareholders meeting. We believe that grants of stock options serve as effective long term incentives for Senior Executives that encourage them to remain with the Company and continue to excel in their performance.

Each stock option permits the Senior Executive, generally for a period of ten years, to purchase one share of Company stock from the Company at the exercise price, which is the closing price of the Company stock on the date of grant. Stock options have value only to the extent the price of the Company stock on the date of exercise exceeds the exercise price. Stock options granted in 2006 will generally become exercisable in five equal annual installments beginning one year after the grant date. For outside directors, their stock options vest 50% on the date of grant, and the balance one year from the date of grant. The number of stock options granted to Senior Executives and outside directors, and the value of these awards based on a trinomial lattice pricing model, are shown on the Grant of Plan-Based Awards Table below. Additional information on these grants, including the number of shares subject to each grant, is also shown in the Grants of Plan-Based Awards Table.

Our stock option program is a vital element of our drive to identify, develop and motivate the high-potential leaders who will sustain our performance as we continue our focus on community banking. It also reinforces in the Company the entrepreneurial environment and spirit of a small company by providing real incentives for our employees to sustain and enhance the Company’s long-term performance. Both the Senior Officers and the Compensation Committee believe that the superior performance of these individuals will contribute significantly to the Company’s future success.

Various persons are involved in the stock option granting process. The Compensation Committee approves stock option grants to Senior Executives and to employees, directors and consultants of the Company. The Compensation Committee, with the assistance of the General Counsel and the Company’s Vice President of Human Resources, oversees the stock option practices and administration of the 1996 Plan and the 2006 Stock Option Plan. The Chief Accounting Officer has established procedures that provide for consistency and accuracy in determining the fair market value of options and the expense regarding the stock option grants in compliance with FAS 123(R).

An important objective of the 2001 Incentive Compensation Program is to strengthen the relationship between the long-term value of the Company’s stock price and the potential financial gain for the Senior Executives. Stock options provide Senior Executives (as well as employees, directors, consultants and others providing services to the Company) with the opportunity to purchase our Common Stock at a price fixed on the grant date regardless of future market price. Accordingly, a stock option becomes valuable only if our Common Stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest” thus providing an incentive for an option holder to remain employed by the Company. In addition, stock options link a portion of the recipient’s compensation to shareholders’ interests by providing an incentive to increase the market price of our stock.

Option grants are made at Compensation Committee meetings scheduled in advance to meet appropriate deadlines for compensation related decisions. Our consistent practice is that the exercise price for every stock option is the closing price on the Nasdaq Stock Market on the date of grant. The exercise price of options is not less than the fair market value of the shares on the date of grant.

There is a limited term in which the Senior Executive can exercise stock options, known as the “option term.” The option term for Senior Executives is generally ten years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Option holders generally forfeit any unvested options if their employment with us terminates.

While participants in the Company’s employee stock purchase plan and 401(k) savings and retirement plan can purchase shares of the Company’s common stock in those tax qualified plans, the 1996 Employee Stock Purchase Plan is presently the equity compensation program available for grants to Senior Executives. For that reason, the Board of Directors has approved the 2007 Plan, which provides for awards of a broad range of equity and cash based incentives, including restricted stock, stock appreciation rights and performance units, and submitted that plan to the shareholders for approval as Proposal 3 in this Proxy Statement.

The combined elements of compensation, base salary, and cash and equity annual incentive are referred to as “Total Direct Compensation.” For the 2006 year, the target level for Senior Executive’s Total Direct Compensation is below or equal to the 40th percentile of the median total compensation of comparable executives in the Peer Group.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the CEO or any other Senior Executive unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. We have qualified certain compensation paid to Senior Executives for deductibility under Section 162(m), including (i) certain amounts paid under 2001 Incentive Compensation Plan, (ii) certain compensation expense related to options granted pursuant to the Company’s 1996 Stock Option Plan and the 2006 Special Option Plan. We may from time to time pay compensation to our Senior Executives that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans.

Although we have generally attempted to structure executive compensation so as to preserve deductibility, we also believe that there may be circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

Although equity awards may be deductible for tax purposes by the Company, the accounting rules pursuant to APB 25 and FAS 123(R) require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

Employee Stock Purchase Plan

Beginning in 2007, the Company re-implemented it employee stock purchase plan. The Company had previously suspended the plan for several years. The purpose of the employee stock purchase plan is to encourage and enable eligible employees to purchase our stock at a discounted rate, thereby keeping the employees’ interests aligned with the interests of the shareholders. Senior Executives may participate in this plan on the same basis as all other eligible employees.

Eligible employees may elect to contribute on an after-tax basis between $500 and 25% of their annual pay to purchase our Common Stock; provided, however, that an employee may not contribute more than $25,000 to the plan pursuant to Internal Revenue Service restrictions. Shares are purchased at a 15% discount of the fair market value of our Common Stock on January 1st or December 31st, whichever is lower.

Retirement, Health and Welfare Benefits

We offer a variety of health and welfare programs to all eligible employees. The Senior Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability. The Company provides full time employees, regularly scheduled to work 30 or more hours per week, short-term disability, long-term disability and basic life insurance at no cost to the employee. We offer a qualified 401(k) savings and retirement plan. All Company employees, including Senior Executives, are generally eligible for the 401(k) plan.

Severance Plan

The Company has no severance plan in place for any of its Senior Executives except for Mr. Wetzel, described below.

Employment Agreements and Arrangements

The Company entered into an employment agreement with Mr. Wetzel, effective January 11, 2006 (the “Agreement”). The Agreement provides for a minimum annual salary of $300,000 per year, a $100,000 signing bonus and the grant of 200,000 non-qualified stock options to purchase shares of the Company's Common Stock.

Mr. Wetzel’s employment agreement with the Company provides that Mr. Wetzel will serve as President and Chief Executive Officer of the Company, and as the President, Chief Executive Officer and Chairman of the Board of United Western Bank, for a three-year period or until the Company terminates his employment or he resigns, if earlier. The Agreement provides that Mr. Wetzel is eligible for the Company's employee benefit plans and other benefits provided in the same manner and to the same extent as to the Company's other executive officers. The Agreement also provides that Mr. Wetzel will receive severance benefits if, prior to the Agreement's expiration, the Company voluntarily terminates his employment for any reason other than “cause” (as defined in the Agreement) or he terminates his employment for “good reason” (as defined in the Agreement) (collectively, “Early Termination”). In the event of Early Termination, Mr. Wetzel will be entitled to the greater of: (a) any unpaid base salary due Mr. Wetzel pursuant to the remaining term of his employment agreement and any vacation time and vested benefits as required by the terms of any employee benefit plan or program; or (b) one times his annual base salary. At the discretion of the Compensation Committee, Mr. Wetzel may also receive other benefits while he is employed by the Company and in the event of his termination, including, among others, the continuation of health care benefits following the termination of his employment. Payment of Mr. Wetzel's severance and post-termination benefits will, to the extent required by Section 409A of the Internal Revenue Code, as amended, be deferred for a period of six (6) months after the termination of his employment by the Company.

As required by the Agreement, the Compensation Committee granted Mr. Wetzel two options (the “Options”) to purchase an aggregate of 200,000 shares of Company's common stock (the “Stock”) at an exercise price per share of $19.00 per share, vesting 20% per year on each anniversary of the grant date for five years. Of the 200,000 Options, the first 100,000 Options (the “Plan Options”) were granted under the Company's 1996 Amended and Restated Employee Stock Option Plan (the “1996 Stock Option Plan”). Because Section 3(c) of the 1996 Stock Option Plan limits the amount of stock options that can be granted to any one person to 100,000 shares in any 365 day period, the second 100,000 Options (the “Special Option”) were granted in accordance with the terms and conditions of the 2006 Employee Stock Option Plan (the “2006 Special Stock Option Plan”) that was adopted by the Board of Directors for the purpose of granting the Special Option and another similar stock option to Mr. McCloskey, which could not be granted under the 1996 Stock Option Plan. The terms and conditions governing options granted under the 2006 Special Stock Option Plan are substantially identical to those governing options granted under the 1996 Stock Option Plan.

Mr. Wetzel's employment agreement also contains confidentiality provisions and a covenant not to solicit employees or clients during his employment term and for the first year of any period following the termination of his employment that Mr. Wetzel is receiving any salary continuation payments from the Company. In the event of Mr. Wetzel's voluntary resignation that is not for “good reason,” as defined in the Agreement, the Company has the right to purchase, for a monthly payment of $31,500 per month, a non-compete agreement from Mr. Wetzel for a period of between one and twelve months, in the Company's discretion, during which period Mr. Wetzel would be prohibited from, directly or indirectly, (i) engaging in any business engaged in by the Company or United Western Bank (collectively, the “Business”) in the State of Colorado or any other state where, as of the date of termination, the Company has existing banking operations or other sales offices or has invested a substantial amount of effort or money with the intent of establishing banking operations or sales offices (the “Territory”), (ii) interfere with the Business, or (iii) own, manage, control, participate in, consult with, render services for or in any manner engage in or represent any business within the Territory that is competitive with the Business as such business is conducted or proposed to be conducted from and after the date of this Agreement, except that he could be a passive owner of not more than five percent (5%) of the outstanding stock of any class of a corporation which is publicly traded that competes with the Business, so long as he has no active participation in the business of such corporation. A resignation by Mr. Wetzel less than sixty (60) days after the appointment of a Chairman of the Board of the Company replacing Guy A. Gibson in that position would also be treated as a resignation for “good reason” for purposes of entitling Mr. Wetzel to severance benefits, except that the Company could nevertheless elect to purchase a non-compete agreement for one to twelve months and Mr. Wetzel would not have any post-employment non-solicitation obligations other than those imposed by the non-compete agreement purchased, if any.

In addition to Mr. Wetzel’s Employment Agreement discussed above, in December 2005, pursuant to retention, separation and release agreements with David W. Kloos, the Company’s former Chief Financial Officer and T. Allen McConnell, the Company’s former General Counsel, they agreed (i) to the cancellation of their change of control agreements in exchange for payment of $765,000 to Mr. Kloos, payment of $584,000 to Mr. McConnell, (ii) continued employment of Messrs. Kloos and McConnell with the Company through June 30, 2006 at their current base salary, plus (iii) a retention bonus payment equal to three months base salary on each of March 31, 2006 and June 30, 2006. The agreements also provide that the Company will pay COBRA premiums for each of them for up to 12 months following their resignations. Pursuant to separate stock cancellation agreements effective December 9, 2005, Mr. Kloos received $1,136,187.50 for cancellation of his outstanding stock options and Mr. McConnell received $565,110 for cancellation of his outstanding stock options. The Company previously entered into change in control agreements with Mr. Kloos and Mr. McConnell that provided for the executives in question to be paid a percentage of his average annual compensation over the past two years in the event of a “change in control” of the Company. The specific percentage is 200% for Mr. Kloos and 200% for Mr. McConnell. A “change in control” will generally be deemed to occur under these agreements in the event that the Company enters into a transaction that would cause a distribution date under the Company's Rights Plan of November 4, 2002, regardless of whether any provision of the Rights Plan is subsequently waived or amended to prevent the distribution date from occurring.

Change in Control Agreements

We have no Change in Control Agreements with any of the Senior Executives of the Company or with any other employee of the Company other than the provisions of Mr. Wetzel’s employment agreement, discussed above, providing that a resignation by Mr. Wetzel after the appointment of a Chairman of the Board other than Mr. Gibson would be treated as a resignation for “good reason” and entitle him to severance benefits under that agreement.

Indemnification Agreement

We have no indemnification agreements with any of the Senior Executives of the Company or with any other employee of the Company other than certain provisions of Mr. Wetzel’s employment agreement. That agreement provides for us to, among other things, indemnify him against certain liabilities that may arise by reason of his status or service as an officer of the Company, to advance his expenses incurred as a result of a proceeding as to which he may be indemnified and to cover him under any directors’ and officers’ liability insurance policy we maintain. This indemnification agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Colorado and to be in addition to any other rights he may have to indemnification under the Company’s Amended Articles of Incorporation, Bylaws and applicable law.

Stock Ownership Guidelines

The Board of Directors, upon the Compensation Committee’s recommendation, recently adopted a Stock Ownership Guidelines for our Senior Executives to ensure that they have a meaningful economic stake in the Company (the “Guidelines”). The Guidelines are designed to satisfy an individual Senior Executive’s need for portfolio diversification, while maintaining management stock ownership at levels high enough to assure our stockholders of management’s commitment to value creation.

The Compensation Committee will annually review each Senior Executive’s compensation and stock ownership levels for adherence to the Guidelines and to consider potential modifications of or exceptions to the Guidelines. The Guidelines currently recommend that the following Senior Executives have direct ownership of our common stock in at least the following amounts:

Stock Ownership Level

Officer Positions	Multiple of Salary
Chief Executive Officer	3x

Chief Financial Officer, Chief Operating Officer, General Counsel and Chief Accounting Officer	1x

The Guidelines encourage the Senior Executives to comply with the Guidelines no later than three years after the February 13, 2007 Board approval of the Guidelines or the date appointed to a position subject to the Guidelines, whichever is later.

Annual Review

The Compensation Committee will review all ownership shares of the Senior Executives covered by the Guidelines on an annual basis. The CEO is responsible for monitoring compliance with the Guidelines. Only the Compensation Committee or the CEO can approve deviations from the Guidelines.

Compensation of Senior Executives

The base salary levels for the 2006 year for the Senior Executives were as follows: Mr. Gibson, $250,000 per year; Mr. Wetzel, $300,000 per year; Mr. McCloskey, $250,000 per year; Mr. Snider, $225,000 per year; Mr. Abariotes, $180,000 per year, and Mr. Hirsh, $200,000 per year. The Compensation Committee also determined to pay Mr. Wetzel a $100,000 signing bonus, and granted non-qualified stock options to purchase shares of Company common stock to Mr. Wetzel (200,000 shares), Mr. McCloskey (107,143 shares), Mr. Snider (40,000 shares), Mr. Abariotes (6,500 shares), and Mr. Hirsh (5,000 shares).

Set forth below is information regarding compensation earned by or paid or awarded to the following Senior Executives of the Company during the year ended December 31, 2006: (i) Guy A. Gibson, the Chairman of the Board of the Company; (ii) Scot T. Wetzel, our President and Chief Executive Officer; (iii) William D. Snider, who is our Chief Financial Officer; and (iv) Michael J. McCloskey, who is our Chief Operating Officer; (v) Theodore J. Abariotes, who is our General Counsel; and (vi) Benjamin Hirsh, who is our Chief Accounting Officer. David W. Kloos and T. Allen McConnell served as the Chief Financial Officer and General Counsel, respectively, of the Company for part of 2006. Pursuant to retention, separation and release agreements executed on December 9, 2005 between the Company and Messrs. Kloos and McConnell, they agreed to, among other things, continued employment with the Company through June 30, 2006 at their current base salary, plus a retention bonus payment equal to three months base salary on each of March 31, 2006 and June 30, 2006. The agreements also provide that the Company will pay COBRA premiums for each of them for up to 12 months following their resignations.

Chairman of the Board. Guy A. Gibson is the Company’s Chairman. Based upon input and analysis of the other Senior Officers and the Compensation Committee, the total compensation for Mr. Gibson was set at $470,000. As shown on the Summary Compensation Table below, Mr. Gibson’s 2006 base salary was $250,000. The Compensation Committee approved cash bonus compensation of $212,500 for Mr. Gibson, which was paid in 2007. The overall Peer Group study was not used to determine the total compensation of Mr. Gibson because it did not provide any meaningful insight with respect to the compensation of the chairmen of those companies.

We believe that Mr. Gibson’s total compensation is warranted because Mr. Gibson was instrumental in selecting the new executive management team responsible for implementing the community banking strategy and because he plays a significant role in guiding the executive management team and the strategic direction of the Company.

  Chief Executive Officer. Scot T. Wetzel is the Company’s President and Chief Executive Officer. The Company entered into an employment agreement with Mr. Wetzel, effective January 11, 2006 (the “Agreement”). The Agreement provides for a minimum annual salary of $300,000 per year, a $100,000 signing bonus and the grant of 200,000 non-qualified stock options to purchase shares of the Company's Common Stock. The Agreement is discussed in more detail above, under “Employment Agreements and Arrangements”.

Based upon input and analysis from the other Senior Officers and the Compensation Committee, the total compensation for Mr. Wetzel in 2006 was set at $873,042. As shown on the Summary Compensation Table below, Mr. Wetzel’s 2006 base salary was $300,000 pursuant to his employment agreement with the Company. The Compensation Committee approved cash bonus compensation of $255,000, which was paid in 2007. As previously mentioned, Mr. Wetzel received 200,000 stock options at an exercise price of $19.00 per share pursuant to the Agreement. The value of the options is $183,292. Mr. Wetzel received additional compensation of $34,750 as described in the Summary Compensation Table below.

In accordance with the Compensation Committee’s total compensation guidelines for Senior Executives in 2006, Mr. Wetzel’s total compensation was lower than the 40th percentile of the median of the total compensation for chief executive officers in the Peer Group, as calculated by Harlon. His total compensation is significantly less than the average of the total compensation for the chief executive officers at Centennial Bank Holdings, Inc. and CoBiz, Inc., which averaged approximately $1.4 million in 2005. We believe that the amount of Mr. Wetzel’s total compensation in 2006 is appropriate at this time, since it is within the target set by the Compensation Committee and, despite having just concluded his first year with the Company, he and the other Senior Executives have done an excellent job of implementing the shareholder value strategies mentioned above. We believe that the incentive compensation paid Mr. Wetzel is warranted in light of Mr. Wetzel’s performance, particularly: (a) achieving certain financial based measurements of the Company in the first year of his duties, (b) the successful implementation of the re-focused community banking strategy, including the opening of the Boulder bank branch office, and the identification of the initial regional bank branch locations, (c) achieving target levels for community bank loans and deposit growth, and (d) the continued successful management of institutional risk for the Company, including strategic hires in the credit divisions and at the regional bank locations at United Western Bank.

During 2006, the Company, through the leadership of Mr. Wetzel and other Senior Executives, has fulfilled all of its previously announced shareholder value strategies, thereby enabling the Company’s banking subsidiary to become more of a community bank. However, because United Western Bank has just concluded the first year of a process of transforming to a community bank, we decided to review the Peer Group’s comparable financial institution’s total compensation with their executive officers prepared by the Harlon Group, and deliberately elected to compensate the Senior Executive Officers less than the median of the total compensation of the comparable financial institutions in the Peer Group. As the Company’s banking subsidiary progresses further into a community bank, with increased deposits and deposit growth, thereby increasing the Company’s asset size and total shareholder return, then it is likely that we will change the performance based criteria used to determine the total compensation of the Chief Executive Officer, since the Company will then be even more comparable to the financial institutions in the Peer Group.

Chief Operating Officer. We followed a similar process with respect to establishing total compensation for Michael J. McCloskey, our Chief Operating Officer. While management and the Compensation Committee considered the overall study and in particular Centennial Bank Holdings, Inc. and CoBiz, Inc., the responsibilities of chief operating officers vary widely among companies and the comparisons were less helpful. Based upon this analysis, we set the 2006 total compensation for Mr. McCloskey at $574,692. As shown on the Summary Compensation Table below, Mr. McCloskey’s 2006 base salary was $250,000. The Compensation Committee also approved incentive compensation of $212,500 for
Mr. McCloskey, which was paid in 2007. As previously mentioned, Mr. McCloskey received 107,143 stock options at an exercise price of $19.00 per share. The value of the options is $98,192. Mr. McCloskey received additional compensation of $14,000 as described in the Summary Compensation Table below. Mr. McCloskey, like our Chief Executive Officer, has performed exceptionally well in just his first full year with the Company. Both management and the Compensation Committee believe that the total compensation paid Mr. McCloskey is warranted since Mr. McCloskey was instrumental in supervising the successful completion of several shareholder value strategies—namely, the utilization and/or monetization of a substantial portion of the Company's new market tax credits, the name change of the bank subsidiary and the holding company, the completion of the put of the Company's remaining interest in Matrix Asset Management, LLC, and other strategic divestitures of non-bank business operations. In accordance with the Compensation Committee’s target total compensation for Senior Executives, Mr. McCloskey’s total compensation is approximately 33%, below the 40th percentile of the median total compensation for chief operating officers in the Peer Group, as calculated by Harlon.

Chief Financial Officer. We considered the Peer Group study and, in particular, Centennial Bank Holdings, Inc.’s and CoBiz, Inc.’s annual compensation of their respective chief financial officers in determining Mr. Snider’s total compensation. Based upon this analysis, we set the total 2006 compensation for Mr. Snider at $497,144. As shown on the Summary Compensation Table below, Mr. Snider’s 2006 base salary was $225,000. The Compensation Committee approved incentive compensation of $212,500 for Mr. Snider, which was paid in 2007. Mr. Snider also received 40,000 stock options at an exercise price of $19.00 per share. The value of the options is $36,144. Mr. Snider received additional compensation of $23,500 as described in the Summary Compensation Table below. In accordance with the Compensation Committee’s target total compensation for Senior Executives, Mr. Snider’s total compensation is approximately 11% less than the 40th percentile of overall median compensation of chief financial officers in the Peer Group, as calculated by Harlon. The Compensation Committee concluded that the total compensation provided to Mr. Snider is warranted since Mr. Snider, like our other Senior Executives, performed exceptionally well in just his first full year with the Company. Mr. Snider excelled in his performance regarding: (a) achieving certain financial based measurements of the Company in the first year of his duties, (b) the successful implementation of the re-directed community banking strategy, which includes the opening of the Boulder bank branch office and the identification of all the initial bank branch locations, (c) achieving target levels for community bank loans and deposit growth, and (d) the continued successful management of institutional risk for the Company, including strategic hires in the credit divisions and at the regional bank locations at United Western Bank.

General Counsel. We considered the overall Peer Group study and, in particular, Centennial Bank Holdings, Inc.’s and Co Biz, Inc.’s overall annual compensation of their respective general counsels, in determining Mr. Abariotes’ total compensation. Based upon this analysis, management and the Compensation Committee set the total 2006 compensation for Mr. Abariotes at $217,545. As shown on the Summary Compensation Table below, Mr. Abariotes’ 2006 annual base salary was $180,000. (Since Mr. Abariotes did not start with the Company until February 23, 2006, his actual base salary for the year was $152,809). The Compensation Committee approved incentive compensation of $60,000 for Mr. Abariotes, which was paid in 2007. Mr. Abariotes also received 6,500 stock options at an exercise price of $19.00 per share. The value of the options is $4,736. The Compensation Committee has concluded that the compensation is warranted since Mr. Abariotes played a key role in the successful completion of several shareholder value strategies—namely, the name change of the bank subsidiary and the holding company; the closing of the put of the Company's remaining interest in Matrix Asset Management, LLC; the sale of the Company’s high-rise office building in downtown Denver, Colorado and closing of the other strategic divestitures of non-bank business operations. In addition, the Compensation Committee and senior management concluded that Mr. Abariotes provided excellent legal representation for the Company. In accordance with the Compensation Committee’s target total compensation for Senior Executives, Mr. Abariotes’ total compensation is less than the 40th percentile of the median total compensation of general counsels in the Peer Group, as calculated by Harlon.

Chief Accounting Officer. We did not consider the overall Peer Group study in determining the total compensation of Benjamin C. Hirsh, our Chief Accounting Officer, because it did not provide any meaningful insight with respect to the compensation of the various companies’ chief accounting officers. In 2006, Mr. Hirsh was promoted to Chief Accounting Officer and an executive officer of the Company. Previously, Mr. Hirsh served as the bank subsidiary’s Chief Financial Officer. Management and the Compensation Committee set the total 2006 compensation for Mr. Hirsh at $378,214. As shown on the Summary Compensation Table below, Mr. Hirsh’s 2006 base salary was $200,000. In January of 2006, Mr. Hirsh received a $100,000 bonus based on his performance of his duties in 2005 as Chief Financial Officer of the Company’s bank subsidiary. The Compensation Committee approved incentive compensation of $50,000, which was paid in 2007. Mr. Hirsh received 5,000 stock options at an exercise price of $19.00 per share. The value of the options is $3,814. Mr. Hirsh received additional compensation of $24,400 as described in the Summary Compensation Table below. We believe that Mr. Hirsh’s total compensation is warranted since Mr. Hirsh performed exceptionally well in working with new management. We also believe that his incentive compensation is warranted since Mr. Hirsh played a key role in providing the successful completion of several shareholder value strategies, including the achievement of certain financial based measurements of the Company in his first year as the Chief Accounting Officer, and the successful implementation of the re-focused community banking strategy.

EXECUTIVE COMPENSATION – SUMMARY COMPENSATION TABLE

The following table sets forth for each of the Senior Executives: (i) the dollar value of base salary and bonus earned during the year ended December 31, 2006; (ii) the aggregate grant date fair value of stock and option awards granted during the year, computed in accordance with FAS 123 (R); (iii) the dollar value of earnings for services pursuant to awards granted during the year under non-equity incentive plans; (iv) the change in pension value and non-qualified deferred compensation earnings during the year; (v) all other compensation for the year; and, finally, (vi) the dollar value of total compensation for the year.

Summary Compensation Table – Senior Executives

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)[1]	Nonequity Incentive Plan Compen-sation	Change in Pension Value & Nonqualified Def. Comp. Earnings ($)	All Other Compensa-tion ($)	Total ($)
Guy A. Gibson[2] Chairman of the Board	2006	250,000	0	0	0	212,500	0	7,500	470,000

Scot T. Wetzel[3] President & CEO	2006	300,000	100,000	0	183,292	255,000	0	34,760	873,042

William D. Snider[4] Chief Financial Officer	2006	225,000		0	36,144	212,500	0	23,500	497,144

Michael J. McCloskey[5] Chief Operating Officer	2006	250,000		0	98,192	212,500	0	14,000	574,692

Theodore J. Abariotes[6] General Counsel	2006	152,809		0	4,736	60,000	0	0	217,545

Benjamin C. Hirsh[7] Chief Accounting Officer	2006	200,000	100,000	0	3,814	50,000	0	24,400	378,214

David W. Kloos[8] Former CFO	2006	162,500	0	0	0	0	0	180,500	343,000

T. Allen McConnell[9] Former General Counsel	2006	129,816	0	0	0	0	0	132,500	262,316

1
For each of the stock option grants, the value shown is what is also included in the Company’s financial statements per FAS 123(R). See the Company’s Annual Report for the year ended December 31, 2006 for a complete description of the FAS 123(R) valuation. The actual number of awards granted is shown in the “Grants of Plan Based Awards” table included in this filing.

2	Mr. Gibson received $7,500 as the Company contribution to his 401(k) Plan.

3
Mr. Wetzel received $100,000 as a signing bonus pursuant to his Employment Agreement, filed with the SEC on Form 8-K dated March 20, 2006; Mr. Wetzel also received director fees in the amount of $14,500 for services as a Director of United Western Bank; $9,000 in car allowance; club dues of $1,440; and the Company paid legal fees to Mr. Wetzel’s attorney in the amount of $9,820 relating to the negotiation of his employment agreement, as required by that agreement; for a total of $34,760 in other compensation.

4
Mr. Snider received $7,500 as the Company contribution to his 401(k) Plan, and also received $12,500 and $3,500 for acting as a Director of United Western Bank and Sterling Trust Company, respectively, both affiliates of the Company.

5	Mr. McCloskey received $7,500 as the Company contribution to his 401(k) Plan, and also received $6,500 for acting as a Director of Sterling Trust Company, an affiliate of the Company.

6	While Mr. Abariotes’ annual base salary in 2006 was $180,000, the amount shown represents partial year compensation from his start date of February 23, 2006.

7
Mr. Hirsh received a bonus of $100,000 in early 2006 as incentive compensation attributable to his work in 2005 as well as to his agreement to remain with the Company and work with new management. He also received $7,500 as the Company contribution to his 401(k) Plan, and $16,900 for acting as a Director of United Western Bank, an affiliate of the Company.

8
Mr. Kloos received $7,500 as the Company contribution to his 401(k) Plan, and also received $7,000 and $3,500 for acting as a Director of United Western Bank and Sterling Trust Company, respectively, both affiliates of the Company; in addition Mr. Kloos received $162,500 as a retention bonus, as described in the Company’s 2006 proxy. Mr. Kloos is no longer employed by the Company.

9
Mr. McConnell received $7,500 as the Company contribution to his 401(k) Plan; in addition Mr. McConnell received $125,000 as a retention bonus, as described in the Company’s 2006 proxy. Mr. McConnell is no longer employed by the Company.

GRANT OF PLAN-BASED AWARDS

The following table sets forth information regarding all incentive plan awards that were made to the Senior Executives during 2006, including the incentive plan awards (equity based and non-equity based) and other planned-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition or a market condition as those terms are defined by FAS 123(R). Non-equity incentive plan awards are awards that are not subject to FAS 123(R) and are intended to service as an incentive for performance to occur over a specified period.

Grants of Plan-Based Awards in Fiscal 2006

		Estimated Future Payouts Under Nonequity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option		Exercise or Base Price of Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards (#)	Awards (#)		(Price/Sh) ($)[1]
Guy A. Gibson		0	0	212,500	0	0	0	0	0		N/A

Scot T. Wetzel	01/11/06	0	0	255,000	0	0	0	0	100,000	[2]	$19.00

Scot T. Wetzel	01/11/06	0	0	0	0	0	0	0	100,000	[3]	$19.00

William D. Snider	01/19/06	0	0	212,500	0	0	0	0	40,000		$19.00

Michael J. McCloskey	01/11/06	0	0	212,500	0	0	0	0	100,000	[4]	$19.00

Michael J. McCloskey	01/11/06	0	0	0	0	0	0	0	7,143	[5]	$19.00

Theodore J. Abariotes	03/10/06	0	0	60,000	0	0	0	0	6,500		$22.75

Benjamin C. Hirsh	01/26/06	0	0	50,000	0	0	0	0	5,000		$20.76

1  The exercise price for each stock option is the closing stock price on the date of grant.

2  Represents Mr. Wetzel’s options granted under the 1996 Stock Option Plan

3  Represents Mr. Wetzel’s options granted under the 2006 Special Stock Option Plan

4  Represents Mr. McCloskey’s options granted under the 1996 Stock Option Plan

5  Represents Mr. McCloskey’s options granted under the 2006 Special Stock Option Plan

Below are the material factors necessary to understand the information in both the Summary Compensation Table and the Grants of Plan-Based Awards Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information on outstanding option and stock awards held by the Senior Executives at December 31, 2006, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option.

Outstanding Equity Awards at December 31, 2006 Year-End Table - Executive Officers

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable[1]	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Guy A. Gibson	0	0	0	N/A	N/A	0	0	0	0

Scot T. Wetzel	0	200,000	200,000	$19.00	01/11/16	0	0	0	0

William D. Snider	0	40,000	40,000	$19.00	01/19/16	0	0	0	0

Michael J. McCloskey	0	107,143	107,143	$19.00	01/11/16	0	0	0	0

Theodore J. Abariotes	0	6,500	6,500	$22.75	03/10/16	0	0	0	0

Benjamin C. Hirsh	0	5,000	5,000	$20.76	01/26/16	0	0	0	0

1 All options for the Named Executive Officers vest over a period of five (5) years, with the first 20% vesting one year after the date of grant. The options are exercisable for 10 years, and expire on the date 10 years from the date of grant.

OPTION EXERCISES AND STOCK VESTED

The table disclosing exercises of stock options and vesting of restricted stock during 2006 for Senior Executives is omitted because no Senior Executive officer had any vested options in 2006, no Senior Executive exercised any options in 2006, and no stock awards were made in 2006.

PENSION BENEFITS

The table disclosing the actuarial present value of each Senior Executive’s accumulated benefit under defined benefit plans, the number of years of credited service under each such plan, and the amount of pension benefits paid to each Senior Executives during the year is omitted because the Company does not have a defined benefit plan for Senior Executives. The only retirement plan available to Senior Executives in 2006 was the Company’s qualified 401(k) savings and retirement plan, which is available to all employees.

NON-QUALIFIED DEFERRED COMPENSATION

The table disclosing contributions to non-qualified defined contributions and other deferred compensation plans, each Senior Executive’s withdrawals, earnings and fiscal year end balances in those plans is omitted because, in 2006 the Company had no nonqualified deferred compensation plans or benefits for executive officers or other employees of the Company.

DISCLOSURE REGARDING TERMINATION AND
CHANGE IN CONTROL PROVISIONS

Potential Payments upon Termination or Change in Control

Employment Agreement with Scot T. Wetzel

Mr. Wetzel is the only Named Executive Officer who has an employment agreement with the Company. As discussed in “Compensation Discussion and Analysis—Employment Agreements and Arrangements” above, Mr. Wetzel’s Employment Agreement has certain provisions addressing his termination of employment with the Company. The term of the employment agreement is for three years and expires on January 11, 2009, with one-year automatic renewals unless, three months prior to the expiration period, either party gives the other party prior written notice of their intention not to renew the agreement.

Early Termination of Mr. Wetzel’s Employment

As previously noted, Mr. Wetzel’s employment agreement with the Company (the “Agreement”) provides that Mr. Wetzel will receive severance benefits if, prior to the Agreement’s expiration, the Company voluntarily terminates his employment for any reason other than “cause” (as defined in the Agreement) or he terminates his employment for “good reason” (as defined in the Agreement) (collectively, “Early Termination”). In the event of Early Termination, Mr. Wetzel will be entitled to (i) the greater of: (a) any unpaid base salary due Mr. Wetzel pursuant to the remaining term of his employment agreement and any vacation time and vested benefits as required by the terms of any employee benefit plan or program; or (b) one times his annual base salary and, in addition, (c) health insurance benefits for Mr. Wetzel and his family for the maximum period permitted by COBRA. At the discretion of the Compensation Committee, Mr. Wetzel may also receive other benefits while he is employed by the Company and in the event of his termination, including, among others, the continuation of health care benefits following the termination of his employment. Payment of Mr. Wetzel’s severance and post-termination benefits will, to the extent required by Section 409A of the Internal Revenue Code, as amended, be deferred for a period of six (6) months after the termination of his employment by the Company.

If Mr. Wetzel’s employment had been terminated on December 31, 2006, due to Early Termination, we estimate that the value of payments and benefits described in clauses (a) or (b) (whichever is greater) and (c) above that he would have been eligible to receive is as follows: (a) $600,000 (for years two and three of the employment agreement) and (b) $0.00 since the amount in unpaid salary due Mr. Wetzel for the remaining term (two more years) is greater than $100,000; and (c) $18,000 ($1,000 which is estimated at $1,000 a month for an 18 month period), with an aggregate value of $618,000. As of December 31, 2006, Mr. Wetzel was not vested in any stock option awards, so those options would have been extinguished upon his termination.

If Mr. Wetzel’s employment had been terminated on December 31, 2006, by Mr. Wetzel without cause, then the Company’s only obligation to Mr. Wetzel with respect to compensation would have been payment of any unpaid salary for the first year term (if any), accrued, unused vacation compensation earned as of December 31, 2006.

Termination of Employment by Mr. Wetzel Without Cause

If Mr. Wetzel’s employment is terminated by him for any reason other than a good reason (as defined in the Agreement), he is to receive only those vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant as of the date of termination and a lump sum amount in cash equal to the sum of (i) his base salary through the date of termination; (ii) any compensation previously deferred by him (together with any accrued interest or earnings thereon) and any accrued vacation pay; and (iii) any other amounts due him as of the date of termination, in each case to the extent not theretofore paid.

If Mr. Wetzel’s employment had been terminated by him for any reason other than a good reason (as defined in his employment agreement) on December 31, 2006, then the Company’s only obligation to Mr. Wetzel with respect to compensation would have been payment of any unpaid salary for the first year term (if any), accrued, unused vacation compensation earned as of December 31, 2006.

Termination of Employment Due to Death or Disability

Termination of Mr. Wetzel’s employment due to his disability or death is treated as if Mr. Wetzel voluntarily terminated his employment without cause. Therefore if Mr. Wetzel’s employment had terminated on December 31, 2006, due to death or disability, then the Company’s only obligation with respect to compensation would have been payment of any unpaid salary for the first year term (if any) and accrued, unused vacation compensation earned as of December 31, 2006. In the event of Mr. Wetzel’s death, his beneficiary would have also received the standard employee death benefit under the Company provided life insurance plan, provided to all employees, up to a maximum of $200,000, and any additional life insurance proceeds provided by any supplemental life insurance purchased through the Company by Mr. Wetzel.

For this purpose, Mr. Wetzel will be deemed to have a “disability” if, as a result of his incapacity due to physical or mental illness, (i) he is absent from the full-time performance of his duties with us for 90 days during any period of 12 consecutive months or (ii) it is reasonably certain that the disability will last for more than that period, and within 30 days after we give written notice of termination to Mr. Wetzel and he does not return to the performance of his duties with us on a full-time basis.

Mr. Wetzel’s employment agreement also contains confidentiality provisions and a covenant not to solicit employees or clients during his employment term and for the first year of any period following the termination of his employment that Mr. Wetzel is receiving any salary continuation payments from the Company. In the event of Mr. Wetzel’s voluntary resignation that is not for “good reason”, as defined in the Agreement, the Company has the right to purchase, for a monthly payment of $31,500 per month, a non-compete agreement from Mr. Wetzel for a period of between one and twelve months, in the Company’s discretion, during which period Mr. Wetzel would be prohibited from, directly or indirectly, (i) engaging in any business engaged in by the Company or United Western Bank (collectively, the “Business”) in the state of Colorado or any other state where, as of the date of termination, the Company has existing banking operations or other sales offices or has invested a substantial amount of effort or money with the intent of establishing banking operations or sales offices (the “Territory”), (ii) interfere with the Business, or (iii) own, manage, control, participate in, consult with, render services for or in any manner engage in or represent any business within the Territory that is competitive with the Business as such business is conducted or proposed to be conducted from and after the date of this Agreement, except that he could be a passive owner of not more than five percent (5%) of the outstanding stock of any class of a corporation which is publicly traded that competes with the Business, so long as he has no active participation in the business of such corporation. A resignation by Mr. Wetzel less than sixty (60) days after the appointment of a Chairman of the Board of the Company replacing Guy A. Gibson in that position would also be treated as a resignation for “good reason” for purposes of entitling Mr. Wetzel to severance benefits except that the Company could nevertheless elect to purchase a non-compete agreement for one to twelve months and Mr. Wetzel would not have any post-employment non-solicitation obligations other than those imposed by the non-compete agreement purchased, if any.

No other Senior Executive is under any agreement that allows for the Senior Executive to receive potential payments and other benefits, including perquisites, that would be payable to that person in the event of a termination, change in control or a change in the person’s responsibilities.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board. Similar to executive officers, Directors are asked to comply with the Company’s Stock Ownership Guidelines. Within three years after joining the Board, each Director should own shares of the Company’s stock with an aggregate value of at least three times the annual cash retainer.

No directors were absent from any of the twelve (12) Board meetings held in 2006.

Cash Compensation Paid to Board Members

Members of the Board who are not employees of the Company are entitled to receive an annual cash retainer of: (i) $47,000 for Board members who do not chair a committee; (ii) $57,000 for the Audit Committee Chairperson; (iii) $52,000 for the Compensation Committee Chairperson and (iv) $52,000 for the Nominating Governance Chairperson. These retainer fees were approved by the Board and made effective June 30, 2006 and the increase in the annual fees from each Director’s prior retainer fee were paid to each board member in 2007. It is contemplated by the Compensation Committee that, if the Company’s 2007 Plan is approved by the Company’s shareholders at the 2007 Annual Meeting, the outside Directors will thereafter receive their annual retainer fees as follows: 60% in Company stock and 40% in cash. Each member of the Board who is not an employee of the Company also receives: (i) an attendance fee for scheduled Board or $2,000 per meeting; (ii) a fee of $250 for each limited agenda board meeting held telephonically; (iii) a $1,000 fee for each full board meeting held telephonically; and (iv) a $250 fee for each committee meeting held telephonically (and which is not held concurrently with a board meeting). Directors who are employees of the Company receive no compensation for their service as directors of the Company.

Stock Option Program

Each non-employee Director receives a stock option grant of 2,500 shares having a calculated trinomial lattice pricing model value approximately equal to one-half of the non-employee Director’s current annual retainer. In June 2006, each current non-employee Director received a grant of 2,500 options at the fair market price of the Company’s stock on the date of the grant, or $22.95. In accordance with the Company’s historical practice of granting 5,000 options to new outside Directors upon appointment, Mr. Leeds received an option grant of 5,000 options on his appointment to the Board in August 2006, at the fair market price of the Company’s stock on the grant date, or $19.90. Until an option is exercised, shares subject to options cannot be voted nor are they eligible to receive dividends. Fifty percent (50%) of the options received by Directors vest immediately upon the option grant, with the remaining options vesting on the first anniversary of the initial grant date.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors during the fiscal year ended 2006. For a description of the fees and other awards payable to the Company’s Directors, please refer to the section entitled “Corporate Governance—Board of Directors contained elsewhere in this Proxy Statement.

Summary Compensation Table – Directors

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)[1]	Nonequity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compen-sation	Total ($)
James H. Bullock	2006	57,900[2]	0	23,529	0	0	0	81,429

Jeffrey R. Leeds	2006	22,641[3]	0	38,897	0	0	0	61,538

Lester Ravitz	2006	38,500[4]	0	23,529	0	0	0	62,029

Robert T. Slezak	2006	41,000[5]	0	23,529	0	0	0	64,529

1
Stock option grants issued to outside Directors vest 50% immediately on the date of grant, and the remaining 50% vests on the first anniversary of the date of grant In valuing the Directors’ option series, the Company has assumed an attrition rate of zero percent (0%) and used the same exercise multiple to value the Directors’ stock options as those granted to Senior Executives, or 2.04.

2
Amount includes $17,500 director fees earned and paid in 2006, $21,000 director fees earned during 2006 to be paid in 2007, and $19,400 paid to Dr. Bullock for his services as a Director of United Western Bank.

3	Amount includes $5,500 director fees earned and paid in 2006 and $17,141 director fees earned during 2006 to be paid in 2007.

4	Amount includes $17,500 director fees earned and paid in 2006 and $21,000 director fees earned during 2006 to be paid in 2007.

5	Amount includes $5,500 director fees earned and paid in 2006 and $17,141 director fees earned during 2006 to be paid in 2007.

Grants of Plan-Based Awards in Fiscal 2006

		Estimated Future Payouts Under Nonequity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards (#)	All Other Option Awards (#)	Exercise or Base Price of Option Awards (Price/Sh) ($)
James H. Bullock	06/15/06	0	0	0	0	0	0	0	2,500	22.95

Jeffrey R. Leeds	11/09/06	0	0	0	0	0	0	0	5,000	19.90

Lester Ravitz	06/15/06	0	0	0	0	0	0	0	2,500	22.95

Robert T. Slezak	06/15/06	0	0	0	0	0	0	0	2,500	22.95

Outstanding Equity Awards at December 31, 2006 Year-End - Directors

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable[1]	Number of securities underlying unexercised options (#) unexercisable[1]	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
James H. Bullock	1,250	1,250	2,500	22.95	06/15/16	0	0	0	0

Jeffrey R. Leeds	2,500	2,500	5,000	19.90	11/09/16	0	0	0	0

Lester Ravitz	1,250	1,250	2,500	22.95	06/15/16	0	0	0	0

Robert T. Slezak	1,250	1,250	2,500	22.95	06/15/16	0	0	0	0

[1]	Options issued to directors vest 50% immediately on the date of grant, the balance on the first anniversary of the date of grant.

Option Exercises and Stock Vested for the Fiscal Year 2006 - Directors

	Option Awards[1]		Stock Awards[2]
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)

James H. Bullock	0	0	0	0

Jeffrey R. Leeds	0	0	0	0

Lester Ravitz	0	0	0	0

Robert T. Slezak	0	0	0	0

1 No director exercised any options during 2006.
2 No stock awards were made during 2006.

COMPENSATION COMMITTEE REPORT

The Compensation Committee held seven meetings during fiscal year 2006. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to shareholders.

THE COMPENSATION COMMITTEE
Lester Ravitz, Chairman
Robert T. Slezak
Dr. James H. Bullock
Jeffrey R. Leeds

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Ravitz (Chairman), Slezak, Bullock and Leeds, all of whom are independent non-management directors. None of the Compensation Committee members has served as an officer or employee of the Company, and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity, which has an executive officer serving as a member of the Company’s Board of Directors.

Certain Relationships and Related Transactions

On December 9, 2005, the Company completed a private offering of 5,120,000 shares of Common Stock, $0.0001 par value per share. In connection with the private offering, the Company engaged G2 Holding Corp. as an adviser. G2 Holding Corp. was reimbursed for reasonable out-of-pocket expenses in connection with the private offering (a total of $503,463.75) and $1,350,000 for expenses associated with recruiting and assembling the Company’s new management team, Messrs. Gibson, Wetzel and McCloskey, whose appointments were effective December 9, 2005. Of the $1,350,000 paid to G2 Holding Corp., $200,000 was paid to Milestone Advisors, LLC as compensation for Milestone’s financial advisory services to the Company. The Company paid the placement agent a cash fee of 7% of the gross sale price of all shares of Common Stock sold in the private offering for providing services as placement agent with respect to the shares. The placement agent credited $300,000 back to the Company and the Company used the money to pay Milestone for its services in connection with the private offering. Guy A. Gibson, the Company’s Chairman of the Board of Directors, is the chairman and controlling shareholder of G2 Holding Corp., Michael J. McCloskey, the Company’s Chief Operating Officer, was an executive vice president of G2 Holding Corp. and a managing director of Milestone, and Scot T. Wetzel, the Company’s President and Chief Executive Officer, was a consultant for G2 Holding Corp.

On September 29, 2006, the “Company entered into a co-location license agreement (the “Agreement”) with Legent Clearing LLC (“LC”) to share office space with LC located in Thornton, Colorado. The Company will use the office as a business continuity site. The Agreement provides, among other things, for an initial term of seven months at $3,000 per month, and a month-to-month basis thereafter at the same rate. On the same date, United Western Bank, (the “Bank”), extended a $5 million line of credit (the “Loan”) to Legent Group, LLC (“LG”). LC is a wholly owned subsidiary of LG. Because Guy Gibson, the Company’s Chairman of the Board and largest shareholder, founded LG in 2002, is currently a 7% shareholder of LG and serves on LG’s Board of Directors, the Company’s Audit Committee (which is responsible for reviewing and approving all related party transactions) reviewed both the Agreement and the Loan. The Audit Committee determined that the monthly payments to LC pursuant to the Agreement were at market rates for the space to be used and, accordingly, that the terms of the Agreement are as fair as would have been obtained from an unaffiliated third party. The Audit Committee also determined that the Loan was fair and equitable and in the best interests of the Company. Based on these determinations, the Committee approved both transactions and waived any potential violations of the provisions of the Company’s Business Conduct and Ethics.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Shareholders”), to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and 10% Shareholders of the Company are required by the Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms so filed.

Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% Shareholders were timely met.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

* * * * * * * * * *

PROPOSAL TO RATIFY APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)

On March 9, 2006, the Audit Committee resolved to retain McGladrey & Pullen, LLP, certified public accountants, to serve as independent registered public accounting firm of the Company for the year ended December 31, 2006 Pursuant to the Amended and Restated Audit Committee Charter adopted by the Company in March 2004, and amended on September 7, 2006, the Audit Committee has the responsibility for the selection of the Company’s independent registered public accounting firm. Although shareholder ratification is not required for the selection of McGladrey & Pullen, LLP, and although such ratification will not obligate the Company to continue the services of such firm, the Board of Directors is submitting the selection for ratification with a view towards soliciting the shareholders’ opinion thereon, which may be taken into consideration in future deliberations. If the appointment is not ratified, the Audit Committee must then determine whether to appoint another registered public accounting firm before the end of the current fiscal year, and in such case, shareholders’ opinions would be taken into consideration.

Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Effective March 24, 2005, the Audit Committee dismissed KPMG LLP, the Company’s previous independent registered public accounting firm, and engaged McGladrey & Pullen, LLP to act as the new principal independent registered public accounting firm for the Company and its subsidiaries. The reports of the principal accountants on the consolidated financial statements of the Company as of December 31, 2005 and 2004 and for the years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits for the fiscal years ended December 31, 2004 and 2005 and through the date hereof there were no disagreements with KPMG LLP or McGladrey & Pullen, LLP, respectively, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG LLP or McGladrey & Pullen, LLP, would have caused KPMG LLP or McGladrey & Pullen, LLP, to make reference to the subject matter of the disagreements in connection with its reports. During the last two fiscal years and through the date of dismissal, KPMG LLP or McGladrey & Pullen, LLP, did not advise the Company of any information that would be required to be reported under Item  04(a)(1)(v) of Regulation S-K.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF MCGLADREY & PULLEN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2006 CALENDAR YEAR.

* * * * * * * * * *

PROPOSAL TO APPROVE THE 2007 EQUITY INCENTIVE PLAN
(Proposal 3)

On February 13, 2007, the Board of Directors adopted, subject to shareholder approval, the 2007 Equity Incentive Plan (“2007 Plan”). A copy of the 2007 Plan, as proposed for approval, is included as Exhibit A to this proxy statement. The Board of Directors has proposed reserving 1,000,000 shares of the Company’s authorized but unissued common stock for issuance under the Plan. As of the date hereof, no award of stock options, stock appreciation rights restricted stock or performance units have been granted under the Plan.

The purpose of the 2007 Plan is to further the growth in earnings and market appreciation of the Company by providing a wide variety of long-term incentives to officers, directors, employees and other persons providing services to the Company. The Company intends that the long-term incentives provided by the Plan will help the Company recruit, retain and motivate its Senior Executives, Directors, employees, consultants and other persons who provide important services to the Company. The Board of Directors believes that stock based awards are very valuable in attracting and retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of the Company and its shareholders. The 2007 Plan provides for (i) the grant of future stock based awards to officers, directors and key employees of the Company, and (ii) the payment of performance based compensation upon the attainment of certain performance goals to be established periodically by the Compensation Committee. Unlike the Company’s 1996 Stock Option Plan, which provides only for the grant of stock options, the 2007 Plan would authorize the Compensation Committee to grant other forms of equity based incentive compensation, such as stock appreciation rights, restricted stock awards, performance units and supplemental cash payments.

The primary features of the 2007 Plan are summarized below. This summary is qualified in its entirety by reference to the specific provisions of the 2007 Plan, as proposed, which is attached to this Proxy Statement as Exhibit A.

General Information

Eligibility

All employees, including Senior Executives, non-employee directors, consultants and other natural persons who provide services to the Company or its subsidiaries are eligible for the grant of restricted stock, stock appreciation rights, performance units, nonqualified stock options and other stock or cash awards under the Plan provided, however, that eligible persons who are not employees or directors must be natural persons providing bona fide services to the Company that are not in connection with the offer or sale of securities in a capital raising transaction and that do not directly or indirectly promote or maintain a market for the Company’s securities. The Compensation Committee, in its discretion, chooses participants from this group. Only employees may be granted incentive stock options.

Administration

The Compensation Committee will administer the 2007 Plan. The Compensation Committee consists of three or more members who qualify both as “outside directors” within the meaning of Section 162(m) of the Code and “disinterested persons” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Types of awards

The 2007 Plan would authorize the Compensation Committee to grant to eligible participants in the 2007 Plan (i) stock options (which may be non-qualified options or incentive stock options for tax purposes), (ii) stock appreciation rights (“SARs”) (which may be issued in tandem with stock options), (iii) restricted stock awards, (iv) performance units (which may be denominated in shares of the Company’s common stock (the “Common Stock”), cash or a combination thereof), and (v) supplemental cash payments (collectively, “Awards”). Any of the Awards may be conditioned upon the achievement of stated performance objectives, as selected by the Compensation Committee, vesting after the completion of a stated period of service with the Company, or both. Receipt of performance units or other Awards may be deferred even after vesting or satisfaction of performance objectives if an election is made by the recipient for such deferral, by contribution to the Company’s Deferred Compensation Plan or otherwise.

Shares reserved for issuance.

The aggregate number of shares of Common Stock issued under the 2007 Plan may not exceed 1,000,000. Shares subject to options granted under the 2007 Plan that expire or are unexercised, or shares subject to Awards which are otherwise forfeited or canceled, will not count against this aggregate limit. For purposes of calculating the maximum number of shares that have been issued under the 2007 Plan, the exercise of SARs will be treated as the issuance of the shares of common stock to which the SARs relate. The maximum number of shares with respect to which Awards may be granted to any individual in any one year under the 2007 Plan is 500,000. The maximum amount payable to any single participant in any given performance period with respect to any performance units awarded shall be $3,000,000 notwithstanding the terms of such performance unit(s), irrespective of whether the performance unit is denominated or payable in Common Stock.

Term of the plan.

The effective date of the 2007 Plan, if it is approved by shareholders, will be February 13, 2007, the date it was adopted by the Board of Directors. The 2007 Plan has a ten (10) year term, but it shall continue in effect until all Awards under the plan have expired or have been satisfied by the issuance of shares of common stock or the payment of cash. No Award may be granted, however, after the expiration of the ten (10) year term of the 2007 Plan.

Amendment and Termination of the 2007 Plan.

Either the Board of Directors or the Compensation Committee may amend, modify, suspend or terminate the 2007 Plan at any time; provided, however, that shareholder approval is required for any proposed amendment that would increase the maximum number of shares which may be issued under the 2007 Plan, change the class of persons eligible to receive awards; extend the period during which any award may be exercised; extend the term of the 2007 Plan; or change the minimum option price. Shareholder approval may also be required for other amendments if required by law, including the Internal Revenue Code, state and federal securities laws, or rules promulgated thereunder, including the Marketplace Rules of the Nasdaq Stock Market. The termination or any modification, suspension or amendment of the 2007 Plan shall not adversely affect a participant’s rights under an award previously granted without the consent of such participant. The Compensation Committee may amend the terms of any award previously granted, prospectively or retroactively, but no such amendment shall impair the rights of any participant or permitted transferee without his or her consent. Similarly, no amendment, suspension or termination of the 2007 Plan may reduce or impair any of the rights or obligations under any then outstanding Award without the participant’s consent.

Awards

Stock options. The Compensation Committee will be authorized to grant options to purchase Common Stock, which options may be incentive stock options within the meaning of Section 422 of the Code (except for options granted to non-employees), or non-qualified stock options. The Compensation Committee will determine the terms and conditions of all option grants, subject to the specific limitations set forth in the 2007 Plan. In general, no option may be granted with an exercise price of less than the fair market value of a share of Common Stock on the date of grant (for incentive stock options, 110% of that value if the grantee beneficially owns more than 10% of such stock), the term of an option may not be longer than ten (10) years, and any option shall be subject to certain restrictions on transferability. Payment of the option price may be in cash, check or other instrument acceptable to the Compensation Committee, or, in the discretion of the Compensation Committee, in the form of unrestricted shares of Common Stock.

 Stock appreciation rights. The Compensation Committee will be authorized to grant stock appreciation rights (“SARs”) either separately or in tandem with the grant of stock options under the 2007 Plan. The exercise of SARs will entitle the holder thereof to an amount (the “appreciation”) equal to the difference between (i) the fair market value of a share of Common Stock on the date the SAR is granted and (ii) the fair market value of a share of Common Stock on the date the SAR is exercised. The appreciation will be payable in cash or Common Stock, in the discretion of the Compensation Committee. The exercise of SARs granted in tandem with options will terminate those options.

Restricted stock. The Compensation Committee will be authorized to award shares of restricted stock under the 2007 Plan, subject to such terms and conditions as the Compensation Committee may determine. “Restricted stock” refers to shares of Common Stock that are awarded to the participant, but that are subject to a risk of forfeiture if the participant does not meet the performance or service requirements that restrict the participant’s permanent ownership of the Common Stock. The Compensation Committee will have authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, the date or dates on which the restricted stock will vest and the additional performance criteria, if any, that the recipient, the business unit or the Company must meet for the stock to become unrestricted. The vesting of restricted stock may be conditioned upon both the completion of a specified period of service with the Company and the attainment of specified performance goals, if the Compensation Committee so determines. The 2007 Plan will also give the Compensation Committee discretion to accelerate the vesting of restricted stock on a case-by-case basis at any time, or to waive any performance-based restrictions.

Stock certificates representing the restricted stock granted to participants will be registered in the participants’ name. Shares of restricted stock may not be sold, transferred, assigned, or pledged by the employee until such share has vested in accordance with the terms of the restricted stock award. If a participant terminates employment or rendering services prior to the vesting of restricted stock, or if the performance criteria have not been satisfied in accordance with the Award, the restricted stock will be forfeited. At the time restricted stock vests, a certificate for such vested shares will be delivered to the employee (or the beneficiary designated by the employee, in the event of death), free of all restrictions.

Performance units. The Compensation Committee may award performance units (which may be denominated in either shares of stock or cash) under which payment may be made to the participant upon the attainment of specific performance goals. If the performance unit is denominated in shares of stock (“performance stock”), such shares may be either (i) transferred to the participant on the date of the award, subject to forfeiture if the goal is not attained or (ii) transferable to the participant only upon attainment of the relevant performance goal. If the performance unit is denominated in cash, it may be paid upon attainment of the relevant performance goal either in cash or in shares of Common Stock (based on the then-current fair market value of such stock), in the Compensation Committee’s discretion.

Performance goals will be established by the Compensation Committee and will relate to a specified performance period. The performance goals may be based on any business criteria deemed appropriate by the Compensation Committee. Such criteria may include, but are not limited to, those listed in Section 9(c) of the 2007 Plan. These performance goals may be designed to measure corporate performance under any standards as may be determined by the Compensation Committee, including the overall performance of the Company, any business unit or the individual participant. Performance may be measured against the performance of the Company or the business unit relative to other companies or other business units within or outside the Company.

Performance goals may be graduated or absolute, in the Compensation Committee’s discretion. The Compensation Committee may establish a performance target or use a formula to determine the level of vesting. Targets or formulae may be adjusted at any time prior to payment of the performance unit to reflect changed circumstances, changes in laws, regulations or accounting procedures, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events, subject to the limitations of Section 162(m) of the Code discussed below. The Compensation Committee shall determine, in its sole discretion, the extent to which the performance targets have been attained or the effect of performance formulae, and what, if any, payment is due the participant on the performance unit.

Within the first quarter of any performance period (or such earlier or later date as may be required or permitted by Section 162(m) of the Internal Revenue Code (the “Code”)), the Compensation Committee will determine whether to award any performance units for that performance period in a manner intended to result in “qualified performance-based compensation” within the meaning of Section 162(m)(a “Qualifying Performance Unit”). If the Compensation Committee intends to award any Qualifying Performance Units, the relevant performance goal will be “pre-established” and “objective” within the meaning of Section 162(m), and the Compensation Committee shall have no discretion to waive or alter the goal after the expiration of the earlier of : (i) the expiration of twenty-five percent of the performance period; or (ii) the date on which the outcome under the goal is substantially certain. The maximum amount payable under a performance unit will depend on the value of that performance unit (which, for cash denominated performance units, is typically a percentage of the recipient’s base salary). However, Qualifying Performance Units awarded to any single participant in any given performance period are subject to a maximum cash denomination of $3,000,000.

Supplemental Cash Payments. In any Award, the Compensation Committee may provide for supplemental cash payments that would be payable upon the exercise of a stock option or SAR, upon payment of a performance unit or vesting of restricted stock. Supplemental cash payments may not, however, exceed the value of the Award at the time of such exercise, payment or vesting.

Deferred Compensation.A participant’s receipt of performance units or other Awards may be deferred even after vesting or satisfaction of performance objectives if permitted by the Compensation Committee and an election is made by the recipient for such deferral. For participants who are also eligible to defer compensation under the Company’s Deferred Compensation  Plan, such deferral may also be accomplished by contribution to that plan in accordance with its terms.

Non-Employee Director Participation

Under the 2007 Plan, non-employee Directors of the Company are eligible to receive Awards under the Plan.

Discussion of Federal Income Tax Consequences

The following statements are based on current interpretations of existing federal income tax laws. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

Stock options. Generally, there are no federal income tax consequences to the optionee or the Company upon the grant of a stock option. Upon exercise of an incentive stock option, the optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income and the Company will be entitled to a deduction for tax purposes in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as a capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Company, subject to the limitations of Section 162(m) of the Code. The disposition of shares acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

Stock appreciation rights. The grant of a SAR generally does not result in income to the grantee or in a deduction for the Company. Upon the exercise of a SAR, the grantee will recognize compensation income and the Company will be entitled to a deduction measured by the fair market value of the shares plus any cash received, subject to the limitations of Section 162(m) of the Code.

Restricted stock. The grant of restricted stock generally does not result in income to the grantee or in a deduction for the Company, assuming the shares transferred are subject to restrictions which constitute a “substantial risk of forfeiture.” If there are no such restrictions, the grantee would recognize compensation income upon receipt of the shares unless receipt of the Common Stock, unless receipt is deferred by contribution to the Company’s Deferred Compensation Plan or otherwise. Dividends paid to the grantee while the stock is subject to such restrictions would be treated as compensation income to the grantee and The Company would be entitled to a deduction, subject to the limitations of Section 162(m) of the Code. At the time the restrictions lapse, the grantee would recognize compensation income, and The Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse, subject to the limitations of Section 162(m) of the Code.

Performance units. The grant of a performance unit generally does not result in income to the grantee or in a deduction for the Company. Unless deferred by contribution to the Company’s Deferred Compensation Plan or otherwise, upon the receipt of cash or shares of common stock under a performance unit, the grantee will recognize compensation income and The Company will be entitled to a deduction measured by the fair market value of the shares plus any cash received, subject to the limitations of Section 162(m) of the Code.

Supplemental Cash Payments. The receipt of such payments generally would be recognized as compensation income to the grantee and the Company would be entitled to a corresponding deduction for such amount.

Limitations on Deductibility under Section 162(m). As indicated above, the Company will usually be entitled to a deduction at the time and in the amount a recipient of an award recognizes ordinary compensation income in connection therewith. However, Section 162(m) of the Code imposes a $1,000,000 limitation on the amount of annual compensation deduction allowable to a publicly held company in respect of its chief executive officer and its other four most highly paid executive officers (e.g., the Named Executive Officers discussed above). An exception to this limitation is provided if certain shareholder approval, outside director administration and other requirements are satisfied. Assuming that the Company’s shareholders approve the 2007 Plan, Awards may be, but are not required to be, structured in a way that is not subject to this deduction limitation.

Section 409A of the Code. It is intended that the 2007 Plan will be administered, operated and interpreted such that all Awards granted under the 2007 Plan will not be considered deferred compensation subject to Section 409A of the Code and the Compensation Committee will have the discretion to modify or amend any Award if such modification or amendment is necessary to cause the Award to be exempt from Section 409A and is not materially prejudicial to the affected participant.

Change of Control

In the case of a merger or consolidation in which the Company is not the surviving corporation, or a sale of all or substantially all of the business or property of The Company, or liquidation or dissolution of the Company, or in the event of a tender offer or any other change involving a threatened change in control of the Company which, in the opinion of the Compensation Committee, could deprive the holders of the benefits intended to be conferred by awards hereunder, the Committee may, in anticipation of any such transaction or event, make such adjustments in the terms and conditions of outstanding awards, as the Compensation Committee in its sole discretion determines are equitably warranted under the circumstances including, without limitation, (i) acceleration of exercise terms or (ii) acceleration of the lapse of restrictions, performance objectives and other terms.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN.

* * * * * * * * * *

SHAREHOLDER PROPOSAL
(Proposal 4)

Gerald R. Armstrong, the holder of 200 shares of the Company’s Common Stock, whose address is 820 Sixteenth Street, No. 705, Denver, Colorado, 80202-3227, has notified the Company that he intends to present the following resolution at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.

SHAREHOLDER RESOLUTION:

That the shareholders of UNITED WESTERN BANCORP, INC. request its Board of Directors to take those steps necessary to eliminate the classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of previously elected Directors.

Shareholder Supporting Statement:

During 2006, this proposal was presented at several corporations where shareholders overwhelmingly supported it. These included:

U.S. Bancorp	69% in Favor
Piper Jaffray	71% in Favor
Peabody Energy	73% in Favor

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, United Western’s board is divided into three classes with each class [s]erving [sic] three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

Now is the time to allow shareholders greater accountability from their directors by electing all directors annually.

The proponent recommended this to Associated Banc-corp, Fifth-Third Bancorp, North Valley Bancorp, and Wintrust Financial Corporation in 2006 and each adopted the proposal.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003) looked at the relationship between corporate governance practices in (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors elections) and firm value.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you believe that greater accountability will benefit all shareholders, please vote “FOR” this proposal.

BOARD OF DIRECTORS STATEMENT IN OPPOSITION:

After thoughtful consideration of this proposal, the Board of Directors has determined that it is not in the best interests of the Company or its shareholders to provide for the election of all the members of the Board every year. A similar proposal was submitted by the same proponent at the Company’s 2005 annual shareholders meeting and again at the 2006 shareholders meeting. A majority of shareholders voted overwhelmingly against the proposal both times.

Since the Company went public in 1996, its Board has been divided into three classes, with directors serving staggered three-year terms. Board classification means that the majority of the Board at any given time will have experience in the Company’s business and affairs, promoting continuity and stability of the Company’s business strategies and policies. The Board believes that the continuity and quality of leadership that results from a classified Board creates long-term shareholder value and is in the best interests of the Company and its shareholders. A classified Board also helps the Company attract and retain highly qualified individuals willing to dedicate the time and dedication necessary to understand the Company, its operations and competitive environment and concentrate on long-term planning and appropriate use of financial and other resources.

A classified Board also affords the Company and its shareholders an additional measure of protection against hostile and unsolicited takeover attempts that do not offer the greatest value to all shareholders. Absent a classified board, a potential acquirer could gain control of the Company by replacing a majority of the Board with its own slate of nominees at a single annual meeting by simple plurality of the votes cast, and without paying any premium to the Company’s shareholders. Such an approach could be coupled with a proposal to have the new Board redeem the Company’s shareholder rights plan, thus eliminating the rights plan as a means to ensure that all shareholders are treated fairly. The existence of a classified Board encourages a potential acquirer to negotiate with the Board, giving the Board additional time and bargaining power to negotiate a transaction that is in the best interests of the shareholders and other constituencies.

Most importantly, in considering any takeover effort or other significant development concerning the Company, the Board understands that its duty is to protect the interests of all the Company’s shareholders. The Board intends to discharge that duty to its utmost ability and would not utilize the various defensive tactics available to it to resist any action that the Board believes to be in the best interests of all of the Company’s shareholders. The majority of the Board are independent, non-management directors who will always put the interests of shareholders first.

Mr. Armstrong’s assertion that the classified board structure diminishes a Director’s accountability to Company shareholders is unfounded. Board members are subject to the same fiduciary duties to the Company and its shareholders, regardless of the length of their term of service or the frequency of their standing for re-election. Moreover, the suggestion that a Director should only be concerned about the short-term satisfaction of shareholders is not accurate. It is not inappropriate for corporate directors to consider the long-term effects of their decisions on shareholder value instead of focusing entirely on short-term profits and value.

Mr. Armstrong’s reference to a correlation between annual election of directors and firm value is also misleading. The cited study did not conclude that companies with classified boards had lower firm performance, as Mr. Armstrong implies. Instead, the authors of the study established a score for companies based on twenty four corporate governance provisions. That score was then analyzed in relation to a performance measure called Tobin’s Q. The authors do not suggest that a causal relationship could be found between value and any one of the twenty four provisions, much less a special correlation between annual election of directors and “firm value”.

Moreover, “firm value”, as used in the study cited by Mr. Armstrong, is only one measurement of firm performance. A different study conducted in 2004 actually found a negative relationship between companies that elect directors annually and most other performance measures. The 2004 study suggested that companies with staggered boards have higher profit margins, higher dividend yields, and higher share repurchases.1

Finally, Mr. Armstrong lists several companies that he indicates have taken steps to remove their staggered boards. Each such company made this decision in light of their own particular financial and market circumstances. The Board does not believe that the fact that some other companies have taken steps to remove their staggered Boards is a persuasive reason for the Company to undertake the same initiative.

1.	Lawrence D. Brown & Marcus L. Caylor, “Corporate Governance and Firm Performance.” Institutional Shareholder Services (ISS) (December 2004).

Shareholders should be aware that this shareholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board of Directors, and therefore, its approval would not necessarily effectuate the declassification of the Board of Directors. Under Colorado law, to change the structure of the Corporation’s Board of Directors, the shareholders must consider and approve an actual amendment to the Corporation’s Amended and Restated Articles of Incorporation rather than this proposed request to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL.

* * * * * * * * * *

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate.

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

For shareholder proposals to be considered for inclusion in the Proxy Statement for the 2008 Annual Meeting, they must be received by the Company no later than December 18, 2007. Any shareholder proposal that is not submitted for inclusion in the Company’s Proxy Statement but is instead sought to be presented at the 2008 Annual Meeting must be delivered to or mailed and received by the Secretary at the Company’s principal executive office not less than 20 days and no more than 50 days prior to the meeting. In the event that less than 30 days notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure made. A shareholder’s proposal must be written and for each matter the shareholder proposes to bring before the annual meeting, include the following information: (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (iii) the number of shares of Common Stock of the Company which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. The Company’s proxies will vote the shares represented by the proxies held by them in accordance with their judgment on such matters if (i) the proposal is received outside of the timeframe outlined above or (ii) the Company receives timely notice of such proposal and advises its shareholders in its 2008 Proxy Statement about the nature of the matter and how management intends to vote.

BY ORDER OF THE BOARD OF DIRECTORS

Theodore J. Abariotes, Secretary

April 12, 2007
Denver, Colorado

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

APPENDIX I

____________________________________________________________________________________________

PROXY - UNITED WESTERN BANCORP, INC.
____________________________________________________________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

700 17th Street, Suite 2100
Denver, Colorado 80202

The undersigned hereby appoints Michael J. McCloskey, Scot T. Wetzel and Theodore J. Abariotes, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of the Common Stock of United Western Bancorp, Inc. (the “Company”), held of record by the undersigned on March 16, 2007, at the Annual Meeting of Shareholders of the Company to be held on May 17, 2007, and any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, IN FAVOR OF PROPOSALS 2 AND 3, AGAINST PROPOSAL 4, AND THE PERSONS NAMED ON THE FRONT OF THIS PROXY WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 5.

(To Be Dated And Signed On Reverse Side)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada:	To vote using the Internet:
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message
• Go to the following web site: www.investorvote.com • Enter the information requested on your computer and follow the simple instructions.

C0123456789	[ 12345 ]

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by
1:00 a.m., Central Daylight Time, on May 17, 2007.
THANK YOU FOR VOTING.

A-1

____________________________________________________________________________________________

ANNUAL MEETING PROXY CARD
____________________________________________________________________________________________

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A. ELECTION OF DIRECTORS

1. PROPOSAL TO ELECT THREE (3) DIRECTORS TO SERVE UNTIL THE 2010 ANNUAL MEETING, OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 – Jeffrey R. Leeds to serve until the 2010 Annual Meeting	☐	☐
02 – Scot T. Wetzel to serve until the 2010 Annual Meeting	☐	☐
03 – William D. Snider to serve until the 2010 Annual Meeting	☐	☐

B. PROPOSALS

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Against
2. PROPOSAL TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2007 FISCAL YEAR.	☐	☐	☐

	For	Against	Against
3. PROPOSAL TO APPROVE THE COMPANY’S 2007 EQUITY INCENTIVE PLAN	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following proposal.

	For	Against	Against
4. SHAREHOLDER PROPOSAL TO ELIMINATE THE CLASSIFICATION OF TERMS OF THE BOARD OF DIRECTORS.	☐	☐	☐

5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

C. AUTHORIZED SIGNATURES - Sign Here - This section must be completed for your instructions to be executed.

Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated: ___________________________, 2007

Signature

Signature, If Held Jointly

A-2

Exhibit A

UNITED WESTERN BANCORP.
2007 EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan; Definitions. The purpose of the United Western Bancorp, Inc. 2007 Equity Incentive Plan (the “Plan”) is to further the growth in earnings and market appreciation of United Western Bancorp, Inc. (the “Company”) by providing long-term incentives to those officers, employees and other natural persons providing services to the Company and its Affiliates (as hereinafter defined) who make substantial contributions to the Company, and to members of the Board of Directors of the Company who are not also employees of the Company (the “Non-Employee Directors”). The Company intends that the long-term incentives provided by the Plan will facilitate securing, retaining and motivating officers, employees, consultants and Non-Employee Directors of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Affiliate” means (i) the Company’s wholly and majority owned subsidiaries, including but not limited to United Western Bank, (ii) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (iii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(c) “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Unit, supplemental cash payment or other award granted under the Plan.

(d) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, unless otherwise determined by the Committee and reflected in the applicable Award Agreement, the Committee’s determination that any one or more of the following has occurred: (i) the willful and continued failure by a Participant to substantially perform his or her duties (other than any such failure resulting from the Participant’s Disability, death or Retirement), after a written demand for substantial performance is delivered by the Committee to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his or her duties, and the Participant has failed to remedy the situation within thirty (30) calendar days of receiving such notice or (ii) a Participant’s conviction for committing an act of fraud, embezzlement, theft or another act constituting a felony or a crime involving moral turpitude or (iii) substantial dependence or addiction to any drug illegally taken or to alcohol that is in either event materially and demonstrably injurious to the Company or (iv) the engaging by a Participant in gross misconduct materially and demonstrably injurious to the Company. No act or failure to act on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Cause shall be determined by the Committee in its sole discretion pursuant to the exercise of good faith and reasonable judgment.

(g) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

(h) “Commission” means the Securities and Exchange Commission.

(i) “Committee” means the Compensation Committee of the Board.

(j) “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(k) “Disability” means total and permanent disability as determined under the Company’s long-term disability plan, irrespective of whether the Participant is covered by that plan.

(l) “Disinterested Person” means an individual who qualifies as both a “non-employee director” (as defined in Rule 16b-3(b)(3) as promulgated by the Commission under the Act, or any successor definition adopted by the Commission) and an “outside director” as defined in Section 162(m) of the Code and the regulations promulgated thereunder, or any successor definition thereto).

(m) “Early Retirement” means retirement from active employment with the Company or its Affiliates prior to the date that the Participant reaches the age established by the Company generally for retirement of Company employees which retirement is treated as a retirement by the Company, in its sole discretion.

(n) “Eligible Person” means any Employee, director (including any Non-Employee Director) or person providing services, including consulting services, to the Company or any Affiliate whom the Committee determines, in its discretion, to be an Eligible Person, based on the Committee’s assessment that such person’s decisions, actions and/or counsel could significantly affect the performance of the Company and its Affiliates, provided, however, that all Eligible Persons who are not Employees or directors must be natural persons providing bona fide services to the Company that are not in connection with the offer or sale of securities in a capital raising transaction and that do not directly or indirectly promote or maintain a market for the Company’s securities.

(o) “Employee” means any employee of the Company or its Affiliates, including officers of the Company or its Affiliates. Non-Employee Directors shall not be considered Employees for purposes of the Plan.

(p) “Fair Market Value” means, as of any given date, the closing price of the Common Stock (or if no transactions were reported on such date on the next preceding date on which transactions were reported) in the principal market in which such Common Stock is traded on such date.

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(q) “Incentive Stock Option” means any Stock Option intended to be and designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.

(r) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(s) “Normal Retirement” means retirement from active employment with the Company or its Affiliates on or after the date on which the Participant reaches the age of 65.

(t) “Participant” means an Eligible Person granted an Award under the Plan.

(u) “Performance Units” means an Award granted to a Participant pursuant to Section 9 hereof contingent upon achieving certain performance targets.

(v) “Person” means any individual, Company, partnership, association or trust.

(w) “Restricted Stock” means an Award of shares of Common Stock granted to a Participant pursuant to and subject to the restrictions set forth in Section 10 hereof.

(x) “Retirement” means Early Retirement and Normal Retirement.

(y) “Stock Appreciation Right” means a right granted under Section 8 hereof, which entitles the holder to receive cash or Common Stock in an amount equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) a specified price.

(z) “Stock Option” means any option to purchase shares of Common Stock granted pursuant to Section 7 hereof.

(aa) “Ten Percent Shareholder” means a Person who owns (after taking into account the attribution rules of Section 424(d) of the Code or any successor provision of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

Section 2. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of three or more members of the Board who are Disinterested Persons. The Committee shall have full and final authority in its discretion (i) to interpret the provisions of the Plan (and any Award Agreement and any other agreement or instrument relating to the Plan) and to decide all questions of fact arising in its application, (ii) to designate Participants, (iii) to determine the Participants to whom Awards shall be made under the Plan, (iv) to determine the type of Award to be made and the amount, size, terms and conditions of each such Award, (v) to determine and establish additional terms and conditions not inconsistent with the Plan for any Award Agreements entered into with Participants in connection with the Plan, (vi) to determine the time when Awards will be granted and when rights may be exercised, which may be after termination of employment, (vii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable and (viii) to make all other determinations necessary or advisable for the administration of the Plan.

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(b) A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee. The Committee may also act by unanimous written consent. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive; provided, however, that any such decision made or action taken by the Committee may be reviewed by the Board, in which event the determination of the Board shall be final and conclusive. This provision shall not be construed to grant to any Person any right to review by the Board of any decision made or action taken by the Committee.

(c) Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and advancement of expenses by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by the Company’s Articles of Incorporation and Bylaws and as may be otherwise required by law and under any directors’ and officers’ liability insurance that may be in effect from time to time, or as a majority of the Board then in office may determine from time to time, as evidenced by a written resolution thereof. In addition, no member of the Committee and no Employee shall be liable for any act, or failure to act hereunder, by any other member or other Employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for any act or failure to act by such member or Employee, in all events except in circumstances involving such member’s or Employee’s bad faith, gross negligence, intentional fraud or violation of a statute.

(d) In addition to the Board’s delegation of authority to administer the Plan generally to the Committee, the Board also delegates to the Chief Executive Officer, so long as he or she is a member of the Board, the authority to allocate Awards among individual Participants in those instances where the Committee has granted Awards, in the aggregate, to a group or class of Participants and has authorized the Chief Executive Officer to make such allocations so long as (i) the Participants are not officers or directors of the Company and (ii) such delegation is not limited by applicable Colorado corporate law, compliance with SEC Rule 16b-3, Section 162(m) of the Code, or other similar requirements.

Section 3. Eligibility; Participants. Any Eligible Person may be designated a Participant by the Committee. Incentive Stock Options may only be granted to full or part-time Employees (which term as used herein includes, without limitation, officers and directors who are also Employees). Incentive Stock Options may not be granted to an Employee of an Affiliate unless such Affiliate is also a “subsidiary Company” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 4. Awards Under the Plan. Awards under the Plan may be in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Performance Units, Restricted Stock, supplemental cash payments and such other forms as the Committee in its discretion deems appropriate, including any combination of the above. No fractional shares shall be issued under the Plan.

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Section 5. Shares Subject to Plan.

(a) The total number of shares of Common Stock reserved and available for distribution under the Plan shall be One Million (1,000,000). Such shares may consist of, in whole or in part, authorized and unissued shares or shares previously issued that have been repurchased by the Company. Except as otherwise provided herein, any shares subject to a Stock Option or right that for any reason expires or terminates unexercised as to such shares and any shares of Restricted Stock which are forfeited by a Participant or otherwise reacquired by the Company shall again be available for award under the Plan.

(b) The maximum number of shares of Common Stock subject to Awards that may be granted under the Plan to any one participant in any one year is Five Hundred Thousand (500,000) (subject to appropriate adjustments to reflect changes in the capitalization of the Company).

(c) In the event of any change in the outstanding number of shares of Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or otherwise, the Committee shall adjust the number of shares of Common Stock which may be issued under the Plan and the Committee shall provide for an equitable adjustment of any shares issuable pursuant to Awards outstanding under the Plan.

Section 6. Effective Date. The Plan has been adopted by the Board subject to the approval of the stockholders of the Company. If the Plan is approved by the stockholders of the Company, the effective date of the Plan will be February 13, 2007, the date it was adopted by the Board. If any Awards are granted under the Plan before the date of such stockholder approval, such Awards automatically shall be granted subject to such approval.

Section 7. Stock Options. Stock Options may be granted either alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Options need not be the same with respect to each Participant. Each Stock Option shall be evidenced by an Award Agreement in a form that is not inconsistent with the Plan and that the Committee may from time to time approve. Such Award Agreement shall specify, among other things, the type of Stock Option granted, the option price, the duration of the Stock Option, the number of shares of Common Stock to which the Stock Option pertains and the schedule on which such Stock Option becomes exercisable.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options.

The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options to any Employee and to grant to any Eligible Person Nonqualified Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option.

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Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. Notwithstanding the foregoing, in the event a Participant voluntarily disqualifies a Stock Option as an Incentive Stock Option within the meaning of Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which result from such disqualification.

Stock Options granted under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, which additional terms and conditions shall be reflected in the applicable Award Agreement:

(a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than the Fair Market Value of the Common Stock on the date of the grant of the Stock Option; provided, however, if the Stock Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the option price for each share of Common Stock subject to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted. Notwithstanding the foregoing and except as permitted by the provisions of Sections 5(c) and 13 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Stock Options to reduce the option price per share subject to such Stock Option or (ii) cancel such Stock Options and grant substitute Stock Options with a lower price per share than the cancelled Stock Options. If and to the extent that a Stock Option by its terms purports to be granted at a price lower than that permitted by the Plan, such Stock Option shall be deemed for all purposes to have been granted at the lowest price that would in fact have been permitted by the Plan at the time of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date such Incentive Stock Option is granted; provided, however, that if a Stock Option is an Incentive Stock Option granted to a Ten Percent Shareholder, such Incentive Stock Option shall not be exercisable more than five (5) years after the date such Incentive Stock Option is granted.

(c) Exercisability and Vesting. Subject to Section 7(g) hereof with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If any Stock Option is exercisable only in installments, the Committee, in its discretion, may waive such installment exercise provisions at any time, in whole or in part, based on performance and/or such other factors as the Committee may determine in its sole discretion. If and to the extent that any Stock Option has become exercisable, it shall be deemed to be vested and fully exercisable until such time as it expires in accordance with its terms or terminates pursuant to any provision of the Plan.

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(d) Method of Exercise. Stock Options may be exercised in whole or in part at any time after vesting and before expiration or termination (the “Option Period”) by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check payable to the Company or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after the time of grant, payment in full or in part may also be made in the form of unrestricted Common Stock owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised, as determined by the Committee) or such other form of payment as may be deemed acceptable by the Committee. No shares of Common Stock resulting from the exercise of a Stock Option shall be issued until full payment therefor has been made.

(e) Voluntary Termination and Termination by the Company for Cause. Unless otherwise determined by the Committee and reflected in the applicable Award Agreement, an employment contract or other applicable agreement between the Participant and the Company or an Affiliate, a Participant granted a Stock Option who voluntarily terminates employment, other than by reason of Retirement, or whose employment is terminated involuntarily for Cause, will forfeit all rights under such Stock Option at the time of such termination.

(f) Termination for Any Reason Other Than Cause and Voluntary Termination. The rights of any Participant granted a Stock Option, whose employment is terminated for any reason other than as set forth in subsection (e), above shall be exercisable for a period of ninety (90) days after such termination unless the Committee determines, in its discretion, to shorten or extend such period, as reflected in the applicable Award Agreement or another agreement between the Participant and the Company or an Affiliate.

(g) Limit on Value of Incentive Stock Option First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan (and/or any other stock option plans of the Company or any Affiliate) shall not exceed One Hundred Thousand and No/l00 Dollars ($100,000).

Section 8. Stock Appreciation Rights. Each Stock Appreciation Right shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, which additional terms and conditions shall be reflected in the applicable Award Agreement:

(a) Award. A Stock Appreciation Right shall entitle the Participant to receive upon exercise the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) a specified price which shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time the Stock Appreciation Right was granted, or, if granted in connection with a previously issued Stock Option, not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time such Stock Option was granted. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Option (including, in addition to Stock Options granted under the Plan, stock options granted under other plans of the Company), or not in connection with a Stock Option.

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(b) Term. Stock Appreciation Rights shall be granted for a period of not more than ten (10) years, and shall be exercisable in whole or in part at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee.

(c) Payment. Upon exercise of a Stock Appreciation Right, payment shall be made in the form of Common Stock (at the Fair Market Value on the date of exercise), in cash, or in a combination thereof, as the Committee may determine.

(d) Effect on Shares. The exercise of a Stock Appreciation Right shall be treated as the issuance of a share of Common Stock for purposes of calculating the maximum number of shares that have been issued under the Plan.

(e) Stock Appreciation Right Granted with Incentive Stock Option. A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

(f) Voluntary Termination and Termination by the Company for Cause. Unless otherwise determined by the Committee and reflected in the applicable Award Agreement, an employment contract or other applicable agreement between the Participant and the Company or an Affiliate, a Participant granted a Stock Appreciation Right who voluntarily terminates employment, other than by reason of Retirement, or whose employment is terminated involuntarily for Cause, will forfeit all rights under such Stock Appreciation Right at the time of such termination.

(g) Termination for Any Reason Other Than Cause and Voluntary Termination. The rights of any Participant granted a Stock Appreciation Right, whose employment is terminated for any reason other than as set forth in subsection (f), above shall be exercisable for a period of ninety (90) days after such termination unless the Committee determines, in its discretion, to shorten or extend such period, as reflected in the applicable Award Agreement or another agreement between the Participant and the Company or an Affiliate.

Section 9. Performance Units. The Committee may grant Performance Units (which may be denominated in either shares of Common Stock or cash) under which payment may be made to the Participant upon the attainment of specific performance goals. If the Performance Unit is denominated in shares of Common Stock, such shares may be either (i) transferred to the Participant on the date of the Award (in the form of Restricted Stock in accordance with Section 10 below), subject to forfeiture if the goal is not attained or (ii) transferable to the Participant only upon attainment of the relevant performance goal. If the Performance Unit is denominated in cash, it may be paid upon attainment of the relevant performance goal either in cash or in shares of Common Stock (based on the then current fair market value of such Common Stock), as determined by the Committee, in its sole discretion. Each Performance Unit shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. Performance Units granted under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, which additional terms and conditions shall be reflected in the applicable Award Agreement:

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(a) Performance Period. The performance period for a Performance Unit shall be established by the Committee and shall be not more than ten (10) years.

(b) Valuation of Units. A value for each Performance Unit shall be established by the Committee, together with principal, minimum and any interim performance targets to be achieved with respect to the Performance Unit during the performance period. The Participant shall be entitled to receive one hundred percent (100%) of the value of the Performance Unit if the principal target is achieved during the performance period, but shall be entitled to receive no value for such Performance Unit if the minimum target is not achieved during the performance period. The Participant shall be entitled to receive one or more stated portions of the value of the Performance Unit for specified interim performance targets during the performance period that meets or exceeds the minimum target but fails to meet the principal target.

(c) Performance Goals. The Committee may establish performance goals based on any business criteria deemed appropriate by the Committee including but not limited to: (i) net earnings; (ii) earnings per share; (iii) net deposit or loan growth; (iv) net income (before or after taxes); (v) net operating profit; (vi) return measures (including return on assets, capital (including tangible or intangible), equity or sales; (vii) cash flow (including operating cash flow and free cash flow); (viii) cash flow return on investments; (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) internal rate of return or increase in net present value; (xi) gross margins; (xii) operating margin; (xiii) share price (including growth measures and total stockholder return); (xiv) expense targets; (xv) working capital targets including targets relating to loan growth, collections, charge-offs, and tier 1 and tier 2 capital measures; (xvi) planning accuracy (as measured by comparing planned results to actual results); (xvii) key operational measures (including delivery performance, quality measurements, employee metrics and market share expansion); and (xviii) ratios, such as earnings to shareholders’ equity, earnings to total capital, capital to assets, or operating expenses to total revenue.

These performance goals may be designed to measure corporate performance under any standards as may be determined by the Committee, including the absolute performance of the Company or its Affiliates relative to prior periods, the performance of the Company or its Affiliates relative to other companies or the performance of the departments or divisions of the Company or its Affiliates with respect to which the recipient has supervisory responsibility. Multiple performance goals may be established and may have the same or different weighting.

(d) Adjustments. At any time prior to payment of the Performance Units, the Committee may adjust previously established performance goals and other terms and conditions to reflect major unforeseen events such as changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events, subject to the limitations of Section 162(m) of the Code and the regulations promulgated thereunder with respect to those Performance Units which are structured to qualify for an exception to the limitations on deductibility imposed by Section 162(m) of the Code and the regulations promulgated thereunder (as discussed below). If applicable tax and securities laws permit, the Committee may utilize Performance Goals not listed in Section 10(a) without obtaining stockholder approval.

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(e) Payments of Performance Units. Following the conclusion of each performance period, the Committee shall determine the extent to which performance goals have been attained for such period as well as whether the other terms and conditions established by the Committee have been met. With respect to Performance Units denominated in cash, the Committee shall determine what, if any, payment is due with respect to the Performance Units and whether such payment shall be made in cash, in Common Stock, or partially in cash and partially in Common Stock. Any payments made in Common Stock shall be calculated based on the Fair Market Value of the Common Stock on the date of payment. Payments shall be made as promptly as practicable following the end of the performance period, but no later than the date which is two and one-half (2-1/2) months following the end of the performance period. With respect to Performance Units denominated in shares of Common Stock, the Committee shall determine the extent to which either (i) shares previously transferred to the Participant on the date of the Award (in the form of Restricted Stock in accordance with Section 10 below) shall be forfeited, if the relevant performance goal is not attained or (ii) shares shall be transferred to the Participant, if the relevant performance goal is attained.

(f) Voluntary Termination and Termination by the Company for Cause. Unless otherwise determined by the Committee and reflected in the applicable Award Agreement, an employment contract or other applicable agreement between the Participant and the Company or an Affiliate, a Participant granted a Performance Unit who voluntarily terminates employment, other than by reason of Retirement, or whose employment is terminated involuntarily for Cause, will forfeit all rights under such Performance Unit at the time of such termination.

(g) Termination for Any Reason Other Than Cause and Voluntary Termination. The rights of any Participant granted a Performance Unit, whose employment is terminated for any reason other than as set forth in subsection (f), above shall be exercisable for a period of ninety (90) days after such termination unless the Committee determines, in its discretion, to shorten or extend such period, as reflected in the applicable Award Agreement or another agreement between the Participant and the Company or an Affiliate.

(h) Section 162(m) Provisions. The Committee shall determine whether to award any Performance Units in a manner intended to result in “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder (a “Qualifying Performance Unit”). The maximum amount payable under a Performance Unit will depend on the value of the Performance Unit; provided, however, the maximum amount payable with respect to Qualifying Performance Units awarded to any single Participant in any given performance period shall be Three Million and No/100 Dollars ($3,000,000) notwithstanding the terms of such Performance Unit.

Section 10. Restricted Stock Awards.

(a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Persons to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid for such shares by the recipient of Restricted Stock (subject to Section 10(b) hereof), the period of time during which the transfer of such shares is restricted and all other terms and conditions of such Awards, which terms and conditions shall not be inconsistent with the terms and conditions of the Plan. The Committee may also condition the grant of Restricted Stock, and the terms and conditions applicable to such Restricted Stock, upon the attainment of specified performance goals (which grants may be structured as Performance Units or Qualifying Performance Units in accordance with Section 9 hereof), or such other criteria as the Committee may determine, in its sole discretion. The provisions of Restricted Stock Awards need not be the same with respect to each Participant.

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(b) Awards and Certificates. Each Award of shares of Restricted Stock shall be evidenced by an Award Agreement (a “Restricted Stock Award Agreement”) in a form that is not inconsistent with the Plan and that the Committee may from time to time approve.

(i) Awards of Restricted Stock must be accepted within a period of ninety (90) days (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Award Agreement and paying whatever price for such shares, if any, is required.

(ii) A stock certificate representing shares of Restricted Stock shall be issued in the name of each Participant who is awarded Restricted Stock. Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the United Bancorp, Inc. 2007 Equity Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and the Company. Copies of such Plan and Award Agreement are on file in the offices of the Company, 700 17th Street, Suite 2100, Denver, Colorado 80202.”

(iii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 10 shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of this Plan and the Restricted Stock Award Agreements, from the date of grant through such period as may be set by the Committee (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. The Restriction Period may include the performance period with respect to Performance Units denominated in shares of stock. Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such other factors as the Committee may determine, in its sole discretion; provided, however, that with respect to Restricted Stock transferred to Participants pursuant to Qualifying Performance Units prior to the expiration of the relevant performance period in accordance with Section 9 above, except as provided in Section 13, any adjustments to such awards are subject to the limitations of Section 9(d).

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(ii) Except as provided in subsection (c)(i) of this Section 10, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote and to receive any dividends. Dividends paid in stock of the Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Common Stock shall be delivered to the Participant after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

(iii) Subject to the provisions of the Restricted Stock Award Agreement or other applicable agreement, and this Section 10, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant; provided, however, that the Participant shall be entitled to retain any shares of Restricted Stock which have been fully paid for by the Participant.

(iv) The Committee may, in its sole discretion, waive in whole or in part any or all restrictions with respect to such Participant’s shares of Restricted Stock.

Section 11. Supplemental Cash Payments. Subject to the Committee’s discretion, Award Agreements may provide for the payment by the Company of a supplemental cash payment after the exercise of a Stock Option or Stock Appreciation Right, at the time of payment of a Performance Unit or at the end of the restriction period of a Restricted Stock Award. Supplemental cash payments shall be subject to such terms and conditions as shall be provided by the Committee, provided that in no event shall the amount of each payment exceed:

(a) In the case of a Stock Option, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the option price multiplied by the number of shares for which such Stock Option is exercised, or

(b) In the case of a Stock Appreciation Right, Performance Unit or Restricted Stock Award, the value of the shares and other consideration issued in payment of such Award.

Section 12. Awards to Non-Employee Directors. Awards to Non-Employee Directors shall be subject to Award Agreements with such additional provisions as the Committee may determine that are not inconsistent with the Plan.

Section 13. Sale, Merger or Change in Control. In the case of a merger or consolidation in which the Company is not the surviving Company, or a sale of all or substantially all of the business or assets of the Company, or liquidation or dissolution of the Company, or in the event of a tender offer or any other change involving a threatened change in control of the Company which, in the opinion of the Committee, could deprive the holders of the benefits intended to be conferred by Awards hereunder, the Committee may, in anticipation of any such transaction or event, either at the time of grant or thereafter, make such adjustments in the terms and conditions of outstanding Awards, as the Committee in its sole discretion determines are equitably warranted under the circumstances including, without limitation, (i) acceleration of vesting or modification of other terms of exercise, or (ii) acceleration of the lapse of restrictions and/or performance objectives or other terms.

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Section 14. General Provisions.

(a) Governmental or Other Regulations. Each Award under the Plan shall be subject to the requirement that if, at any time, the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory authority, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A Participant shall agree, as a condition of receiving any Award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability and take any actions which in the opinion of legal counsel to the Company is required by any applicable law, ruling or regulation.

(b) Rights of a Stockholder. The recipient of any Award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to the recipient.

(c) No Additional Rights. Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or its Affiliates, or affect any right which the Company or such Affiliates may have to terminate the employment of the Participant.

(d) Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company, or provide indemnification satisfactory to the Company for, an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the issuance or delivery of any certificate or certificates for such shares. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax requirements. In the discretion of the Committee, the Company may allow a Participant to cause any such withholding obligation to be satisfied by electing to have the Company withhold shares otherwise available for delivery to the Participant; provided, however, that such shares shall have a Fair Market Value on the date the tax is to be determined in an amount equal to the minimum statutory total tax which could be imposed on the transaction.

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(e) Non-Assignability. Unless otherwise determined by the Committee and reflected in the applicable Award Agreement, no Award under the Plan shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant or by the Participant’s legal guardian. A transferee of an Award shall have only those rights that the Participant would have had had the Award not been transferred. In addition, if the Committee allows an Award to be transferable or assignable, such Award shall be subject to such additional terms and conditions as the Committee deems appropriate.

(f) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing set forth herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(g) Non-Uniform Determination. The Committee’s determinations under the Plan (including, without limitation, determinations of the Eligible Persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of Awards and the Award Agreements, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among Eligible Persons who receive, or are eligible to receive, Awards under the Plan, whether or not such Eligible Persons are similarly situated. Notwithstanding anything contained in the Plan, the Company may make loans to Participants in connection with Awards under the Plan or otherwise.

(h) Amendment or Termination. The Board may amend, modify, suspend or terminate the Plan at any time; provided, however, that without stockholder approval, the Board may not increase the maximum number of shares which may be issued under the Plan (except increases pursuant to Sections 5(c) and 13 hereof), change the class of Persons eligible to receive Awards, extend the period specified in the Plan during which an Award may be exercised, extend the term of the Plan or change the minimum option price. The termination or any modification, suspension or amendment of the Plan shall not adversely affect a Participant’s rights under an Award previously granted without the consent of such Participant. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant or permitted transferee without his or her consent.

(i) Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the sale or exercise of Awards under the Plan shall be added to the Company’s general funds and used for general corporate purposes.

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(j) Section 16. It is intended that the Plan and any grants made to a Person subject to Section 16 of the Act meet all of the requirements of Rule 16b-3 thereunder. If any provision of the Plan or any Award hereunder would disqualify the Plan or such Award, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed to be amended to conform to Rule 16b-3.

(k) No Restriction on Right of Company to Effect Corporate Changes. Nothing in the Plan shall affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(l) Award Agreement. The prospective recipient of an Award under the Plan shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then-applicable terms and conditions.

(m) Construction of Plan. The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all Persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Colorado.

(n) Duration of the Plan. The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of shares or the payment of cash, but no Award shall be granted more than ten (10) years after the effective date hereof.

(o) Section 409A of the Code. The Plan shall be administered, operated, and interpreted such that all Awards granted hereunder are not considered deferred compensation subject to Section 409A of the Code and the Committee shall have the discretion to modify or amend any Award granted hereunder and any Award Agreement (and may do so retroactively); provided that any such modification or amendment is necessary to cause such Award to be exempt from Section 409A of the Code and is not materially prejudicial to the Company and the affected Participant.

(p) Deferral of Awards. If and to the extent permitted by the Compensation Committee, a Participant’s receipt of performance units, restricted stock or other Award may be deferred by the Participant even after such Award has vested and all performance criteria have been satisfied. A deferral will not be effective unless a timely election to defer receipt of the Award is made by the Participant. Such deferral may be accomplished by contributing the Award to a deferred compensation plan established by the Company or by any other deferral arrangements that may be approved by the Compensation Committee.

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